CONFORMED COPY




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                         STOCK PURCHASE AGREEMENT

                                  Between


                    THE AMERICAN ROAD INSURANCE COMPANY


                                    and


                              SUNAMERICA INC.





                                Dated as of


                             November 10, 1995



___________________________________________________________________________
___________________________________________________________________________

                             TABLE OF CONTENTS


                                                                       Page
                                                                       ____

                                ARTICLE ONE
                           DEFINITIONS AND TERMS

         Section 1.1     Definitions  . . . . . . . . . . . . . . . . .   1
         Section 1.2     Other Terms  . . . . . . . . . . . . . . . . .   6
         Section 1.3     Other Definitional Provisions  . . . . . . . .   6


                                ARTICLE TWO
                   PURCHASE PRICE OF THE STOCK; CLOSING

         Section 2.1     Purchase Price . . . . . . . . . . . . . . .     7
         Section 2.2     Closing  . . . . . . . . . . . . . . . . . .     7


                               ARTICLE THREE
                 REPRESENTATIONS AND WARRANTIES OF SELLER

         Section 3.1     Due Incorporation of Seller . . . . . . . . .    8
         Section 3.2     Due Authorization of Seller; Binding
                             Obligation  . . . . . . . . . . . . . . .    8
         Section 3.3     Non-Contravention . . . . . . . . . . . . . .    9
         Section 3.4     Government Approvals, Consents and
                             Filings . . . . . . . . . . . . . . . . .   10
         Section 3.5     Title to Stock  . . . . . . . . . . . . . . .   10
         Section 3.6     Due Incorporation of the Company;
                             Capitalization  . . . . . . . . . . . . .   10
         Section 3.7     Qualifications  . . . . . . . . . . . . . . .   11
         Section 3.8     GAAP Financial Statements . . . . . . . . . .   12
         Section 3.9     Statutory Statements  . . . . . . . . . . . .   13
         Section 3.10    Reserves  . . . . . . . . . . . . . . . . . .   14
         Section 3.11    No Undisclosed Liabilities  . . . . . . . . .   16
         Section 3.12    Taxes . . . . . . . . . . . . . . . . . . . .   16
         Section 3.13    Employee Matters  . . . . . . . . . . . . . .   18
         Section 3.14    Litigation  . . . . . . . . . . . . . . . . .   19
         Section 3.15    Material Contracts  . . . . . . . . . . . . .   19
         Section 3.16    Regulatory Compliance . . . . . . . . . . . .   19
         Section 3.16    Regulatory Compliance . . . . . . . . . . . .   22
         Section 3.17    Certificate of Incorporation and By-Laws;
                             Books and Records . . . . . . . . . . . .   23
         Section 3.18    Reinsurance and Coinsurance . . . . . . . . .   23
         Section 3.19    Property  . . . . . . . . . . . . . . . . . .   22
         Section 3.17    Certificate of Incorporation and By-Laws;
                         Books and Records . . . . . . . . . . . . . .   23
         Section 3.18    Reinsurance and Coinsurance . . . . . . . . .   23
         Section 3.19    Property  . . . . . . . . . . . . . . . . . .   24
         Section 3.20    Intellectual Property and Computer
                             Software  . . . . . . . . . . . . . . . .   24
         Section 3.21    Operations of the Company . . . . . . . . . .   24
         Section 3.22    Finder's Fees; Brokers  . . . . . . . . . . .   27
         Section 3.23    Annuity Contracts Issued by the Company . . .   27
         Section 3.24    Threats of Cancellation . . . . . . . . . . .   29
         Section 3.25    Operations Insurance  . . . . . . . . . . . .   29
         Section 3.26    Intercompany Liabilities  . . . . . . . . . .   30
         Section 3.27    Bank Accounts . . . . . . . . . . . . . . . .   30
         Section 3.28    No Other Representations or Warranties  . . .   30


                               ARTICLE FOUR
                  REPRESENTATIONS AND WARRANTIES OF BUYER

         Section 4.1     Due Incorporation of Buyer  . . . . . . . . .   31
         Section 4.2     Due Authorization of Buyer; Binding
                             Obligation  . . . . . . . . . . . . . . .   31
         Section 4.3     Non-Contravention . . . . . . . . . . . . . .   32
         Section 4.4     Government Approvals, Consents, and
                             Filings . . . . . . . . . . . . . . . . .   32
         Section 4.5     Investment Intent . . . . . . . . . . . . . .   33
         Section 4.6     Litigation  . . . . . . . . . . . . . . . . .   33
         Section 4.7     Financing   . . . . . . . . . . . . . . . . .   33
         Section 4.8     Finder's Fees; Brokers  . . . . . . . . . . .   33
         Section 4.9     No Other Representations or Warranties  . . .   34


                               ARTICLE FIVE
                     FURTHER AGREEMENTS AND ASSURANCES

         Section 5.1     Regulatory Approvals  . . . . . . . . . . . .   34
         Section 5.2     Further Assurances  . . . . . . . . . . . . .   35
         Section 5.3     Buyer's Access to Records . . . . . . . . . .   35
         Section 5.4     Additional Financial Statements . . . . . . .   37
         Section 5.5     Confidentiality . . . . . . . . . . . . . . .   37
         Section 5.6     Conduct of Company's Business . . . . . . . .   38
         Section 5.7     Post-Closing Access by Seller . . . . . . . .   43
         Section 5.8     Sales and Transfer Taxes  . . . . . . . . . .   43
         Section 5.9     Settlement of Intercompany Accounts;
                             Cancellation of Intercompany
                             Contracts . . . . . . . . . . . . . . . .   44
         Section 5.10    Public Announcements  . . . . . . . . . . . .   45
         Section 5.11    Existing Non-Annuity Business . . . . . . . .   45
         Section 5.12    Ongoing Non-Annuity Business  . . . . . . . .   46
         Section 5.13    Use of Names Agreement  . . . . . . . . . . .   48
         Section 5.14    Resignations of Officers and Directors  . . .   48
         Section 5.15    Non-Discriminatory Treatment of
                             Company Policyholders . . . . . . . . . .   48
         Section 5.16    No Negotiations, Etc. . . . . . . . . . . . .   49
         Section 5.17    Non-Solicitation; Non-Churning;
                             Non-Competition . . . . . . . . . . . . .   50
         Section 5.18    Investment of Company Cash  . . . . . . . . .   53


                                ARTICLE SIX
                                TAX MATTERS

         Section 6.1     Allocation; Indemnification  . . . . . . . . .  53
         Section 6.2     Returns and Reports  . . . . . . . . . . . . .  57
         Section 6.3     Cooperation; Access to Records . . . . . . . .  59
         Section 6.4     Disputes . . . . . . . . . . . . . . . . . . .  60


                               ARTICLE SEVEN
                             EMPLOYEE MATTERS

         Section 7.1     Employment Following Closing . . . . . . . . .  60


                               ARTICLE EIGHT
                    CONDITIONS TO OBLIGATIONS OF BUYER

         Section 8.1     Accuracy of Representations and Warranties  .   62
         Section 8.2     Performance of Covenants  . . . . . . . . . .   63
         Section 8.3     Transfer of Non-Annuity Business  . . . . . .   63
         Section 8.4     No Pending Litigation   . . . . . . . . . . .   63
         Section 8.5     H-S-R Act . . . . . . . . . . . . . . . . . .   63
         Section 8.6     Governmental Authorities Approvals  . . . . .   64
         Section 8.7     Third Party Consents  . . . . . . . . . . . .   64
         Section 8.8     Adequacy of Reserves  . . . . . . . . . . . .   64
         Section 8.9     Stock Certificates  . . . . . . . . . . . . .   65
         Section 8.10    Opinion of Counsel  . . . . . . . . . . . . .   65
         Section 8.11    Guarantee . . . . . . . . . . . . . . . . . .   68


                                ARTICLE NINE
                    CONDITIONS TO OBLIGATIONS OF SELLER

         Section 9.1     Accuracy of Representations and Warranties .   68
         Section 9.2     Performance of Covenants . . . . . . . . . .   69
         Section 9.3     Use of Names Agreement . . . . . . . . . . .   69
         Section 9.4     No Pending Litigation  . . . . . . . . . . .   70
         Section 9.5     H-S-R Act  . . . . . . . . . . . . . . . . .   70
         Section 9.6     Governmental Authorities Approvals . . . . .   70
         Section 9.7     Third Party Consents . . . . . . . . . . . .   70
         Section 9.8     Opinion of Counsel . . . . . . . . . . . . .   71
         Section 9.9     Funds Transfer . . . . . . . . . . . . . . .   72


                                ARTICLE TEN
                         SURVIVAL; INDEMNIFICATION

         Section 10.1    Survival . . . . . . . . . . . . . . . . . .   73
         Section 10.2    Indemnification by Seller  . . . . . . . . .   73
         Section 10.3    Indemnification by Buyer . . . . . . . . . .   75
         Section 10.4    Third-Party Claims . . . . . . . . . . . . .   75
         Section 10.5    After Tax Damages  . . . . . . . . . . . . .   78
         Section 10.6    Exclusive Remedy . . . . . . . . . . . . . .   78


                               ARTICLE ELEVEN
                         TERMINATION OF AGREEMENT

         Section 11.1    Termination  . . . . . . . . . . . . . . . .   79
         Section 11.2    Effect of Termination  . . . . . . . . . . .   80
         Section 11.3    Payment to Seller Upon Termination . . . . .   80


                              ARTICLE TWELVE
                              MISCELLANEOUS

         Section 12.1    Notices  . . . . . . . . . . . . . . . . . .   81
         Section 12.2    Integration; Amendment . . . . . . . . . . .   83
         Section 12.3    Schedules  . . . . . . . . . . . . . . . . .   83
         Section 12.4    Waiver . . . . . . . . . . . . . . . . . . .   83
         Section 12.5    No Third-Party Beneficiaries . . . . . . . .   83
         Section 12.6    Applicable Law . . . . . . . . . . . . . . .   84
         Section 12.7    Headings . . . . . . . . . . . . . . . . . .   84
         Section 12.8    Counterparts . . . . . . . . . . . . . . . .   84
         Section 12.9    Effectiveness  . . . . . . . . . . . . . . .   84
         Section 12.10   Waiver; Requirement of Writing . . . . . . .   84
         Section 12.11   Expenses . . . . . . . . . . . . . . . . . .   85
         Section 12.12   Assignment . . . . . . . . . . . . . . . . .   85
         Section 12.13   Severability; Enforcement  . . . . . . . . .   85


SCHEDULES
----------
  Schedule 1.1(a)                  In-Force Annuity Contracts
  Schedule 1.1(b)                  Non-Annuity Business
  Schedule 1.1(c)                  Third Party Vendors
  Schedule 3.3                     Non-Contravention
  Schedule 3.4                     Required Government Approvals,
                                        Consents and Filings
  Schedule 3.7                     Qualifications
  Schedule 3.9                     Adjustments to Statutory Statements
  Schedule 3.9(c)                  Pro-Forma Effect of Non-Annuity
                                   Business Transfer
  Schedule 3.10                    Reserves
  Schedule 3.11                    Liabilities
  Schedule 3.12                    Taxes
  Schedule 3.13                    Certain Obligations
  Schedule 3.14                    Litigation
  Schedule 3.15                    Material Contracts
  Schedule 3.16                    Regulatory Compliance
  Schedule 3.18                    Reinsurance and Coinsurance
  Schedule 3.20                    Intellectual Property
  Schedule 3.21                    Operations of the Company
  Schedule 3.22                    Finder's Fees; Brokers (Seller)
  Schedule 3.23                    Annuity Contracts Issued by the
                                        Company
  Schedule 3.23(d)                 Agents
  Schedule 3.24                    Threats of Cancellation
  Schedule 3.25                    Operations Insurance
  Schedule 3.26                    Intercompany Liabilities
  Schedule 3.27                    Bank Accounts
  Schedule 4.4                     Required Government Approvals,
                                        Consents and Filings
  Schedule 4.6                     Litigation
  Schedule 4.8                     Finder's Fees; Brokers (Buyer)
  Schedule 5.4                     Additional Financial Statements
  Schedule 5.6                     Conduct of Company's Business
  Schedule 7.1                     Termination and Severance Arrangements


ANNEXES
--------
  Annex 1.1(a)                     Confidentiality Agreements

  Annex 5.11                       Terms of Non-Annuity Business
                                        Transfer

  Annex 5.11(A)                    Ford Life Insurance Company Non-Annuity
                                        Business Statutory Balance Sheet

  Annex 5.12                       Terms of Non-Annuity Business

  Annex 5.13                       Form of Use of Names Agreement

  Annex 8.11                       Form of Guarantee

                         STOCK PURCHASE AGREEMENT

         THIS AGREEMENT dated as of November 10, 1995 between The American

Road Insurance Company, a Michigan corporation ("Seller") and SunAmerica

Inc., a  Maryland corporation.

                         W_I_T_N_E_S_S_E_T_H :

         WHEREAS, Seller is the sole owner of 200,000 issued and

outstanding shares of common stock, par value $12.50 per share (the

"Stock"), of Ford Life Insurance Company, a Michigan corporation (the

"Company"); and

         WHEREAS, Seller desires to sell to Buyer (as hereinafter defined),

and Buyer desires to purchase, from Seller, the Stock upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto do hereby agree as follows:


                               ARTICLE ONE

                           DEFINITIONS AND TERMS

         Section 1.1     Definitions.    (a)  The following terms, as  used

herein, have the following meanings:

         "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person. "Control" for purposes of this definition shall have the meaning set forth in Section 115 of the Michigan Insurance Law.

         "Agreement" means this Agreement together with its exhibits and schedules as the same may be amended or supplemented from time to time in accordance with the terms hereof.

         "Ancillary Agreements" means the agreements, documents, instruments and certificates entered into by any of Seller, the Company or Buyer, as well as the guarantee agreement set forth in Annex 8.11 hereto, to effect, or in connection with the consummation of, the transactions contemplated by this Agreement.

         "Annual Statement" has the meaning set forth in Section 3.9(a) hereof.

         "Annuity Contracts" means the annuity contracts sold by the Company, including the Classic One-Year SPDA, Classic Five-Year SPDA, Money Builder FPDA, Premier SPDA and Money Builder Premier FPDA.

         "Applicable Law" means, with respect to any Person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority applicable to such Person or any of its Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer's, director's, employee's, consultant's or agent's activities on behalf of such Person or any of its Affiliates).

         "Audited Financial Statements" has the meaning set forth in
Section 3.8(a) hereof.

         "Books and Records" means all books, ledgers, files, reports, documents, plans and operating records of, or maintained by, the Seller and the Company, and all other data in the possession or control of Seller and of the Company and primarily relating to or otherwise reasonably required for the operation of the Company's Business.

         "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

         "Buyer" means SunAmerica Inc. or its Designated Affiliate. To the extent any provision of this Agreement requires Buyer to take or omit to take any action prior to or in connection with the Closing, said provision shall be deemed to state that SunAmerica Inc. will take or omit to take, or cause its Designated Affiliate to take or omit to take, such action.

         "Buyer Material Adverse Effect" means an effect which is materially adverse to the legal ability of Buyer to consummate the transactions contemplated by this Agreement other than by reason of the inability of Seller to consummate such transactions.

         "Closing" has the meaning set forth in Section 2.2 hereof.

         "Closing Date" has the meaning set forth in Section 2.2 hereof.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

         "Commercial Paper Rate" means, on any date, the Top Tier 3-month Commercial Paper rate (CP 3MT [index]) as published by Bloomberg limited partnership on the Bloomberg terminal on such date (or, if such date is not a Business Day, the most recent Business Day).

         "Company" has the meaning set forth in the recitals hereof.

         "Company Cash" means, on any date, all cash in excess of $20 million in the aggregate held by the Company on such date, including, without limitation, cash received as a result of (i) sales of or premium payments on Annuity Contracts, (ii) charges or other amounts received as a consequence of surrender or lapse of Annuity Contracts, and (iii) with respect to the Company's portfolio investments, payments of interest or payments of premium or principal upon redemption, maturity or sale.

         "Company Material Adverse Effect" means an effect which is materially adverse to either (a) the financial condition, regulatory condition, capital and surplus, business or results of operations of the Company, in each case considered on either a SAP or GAAP basis or (b) the legal ability of Seller to consummate the transactions contemplated by this Agreement other than by reason of the inability of Buyer to consummate such transactions.

         "Company's Business" means the business of selling Annuity
Contracts.

         "Confidentiality Agreements" means the Confidentiality Agreement, dated July 25, 1995, between Seller and Buyer, and the Confidentiality Agreement, dated September 29, 1995, between Bankers National Life Insurance Company and Buyer (a copy of each of which is attached as Annex 1.1(a) hereto), as each may be amended from time to time hereafter.

         "Contract" means any contract, agreement, undertaking, indenture, note, bond, loan, instrument, lease, mortgage, commitment or other binding agreement, whether written or oral, other than any Insurance Contract.

         "Credit Business" shall mean all Non-Annuity Business relating to the lines of business numbered 1 and 2 on Schedule 1.1(b) hereto.

        "Designated Affiliate" means either of SunAmerica Life Insurance Company, an Arizona company or Anchor National Life Insurance Company, a California company.

         "Encumbrance" means any lien, pledge, option, charge, security interest, third party claim or any other restriction or encumbrance.

         "Financial Statements" has the meaning set forth in Section 3.8(b) hereof.

         "GAAP" means United States generally accepted accounting principles consistently applied throughout the specified period.

         "Governmental Authority" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

         "H-S-R Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "In-Force Annuity Contracts" means all Annuity Contracts in-force as of the date hereof and as of the Closing Date, as the case may be (including all supplements, endorsements, riders and ancillary agreements in connection therewith), (i) including (x) all Annuity Contracts set forth on Schedule 1.1(a) hereto (except as provided in clause (ii) below) and (y) all additional issued and in-force Annuity Contracts as of the Closing Date, including those which have not been documented in the Company's Books and Records and are not set forth on Schedule 1.1(a) but (ii) excluding those Annuity Contracts set forth on Schedule 1.1(a) hereto which have been canceled, lapsed, surrendered or otherwise terminated but which have not been documented as terminated in the Company's Books and Records.

         "Insurance Contracts" means the Annuity Contracts and the insurance contracts and policies comprising the Non-Annuity Business.

         "Interim Financial Statements" has the meaning set forth in
Section 5.4 hereof.

         "Interim Quarterly Statements" has the meaning set forth in
Section 5.4 hereof.

         "Investment Rate" means, for any date, the A1 Finance Paper Yield for 5-Year Maturity Bonds (FN05YA1 [index]) as published by the Bloomberg limited partnership on the Bloomberg terminal on such date (or, if such date is not a Business Day, the most recent Business Day).

         "Losses" has the meaning set forth in Section 10.2 hereof.

         "Non-Annuity Business" means the business of selling Insurance Contracts other than Annuity Contracts, including, without limitation, all lines of business described on Schedule 1.1(b) hereto.

         "Person" means an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Purchase Price" has the meaning set forth in Section 2.1 hereof.

         "Qualifying Investments" means (A) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (B) demand deposits with (1) any commercial bank that is a member of the Federal Reserve System, the parent of which issues commercial paper rated at least "P-1" (or the then equivalent grade) by Moody's and "A-1" (or the equivalent grade) by S&P,is organized under the laws of the United States or any State thereof and is rated "TWB-1" or better by Thomson BankWatch or any other nationally recognized agency or (2) a United States branch or agency of any commercial bank organized under the laws of any Organization for Economic Cooperation and Development member country (as of the effective date of this Agreement) which is rated "TBW-1" or better by Thomson BankWatch or other internationally recognized agency, (C) commercial paper issued by any corporation rated at least P-1 or the then equivalent grade by Moody's and A-1 or the then equivalent grade by S&P; provided, however that all investments other than cash described in this definition will have a remaining maturity at the time of its acquisition by the Company of not longer than ninety (90) days, or (D) money market mutual funds (i) whose portfolio is comprised solely of (1) marketable direct obligations of the United States government or its agencies, and/or (2) bank or corporate obligations which individually meet the rating criteria stipulated in (B) and (C) above, (ii) whose total net assets exceed $1 billion, and (iii) where the Company's investment in such fund is limited to an amount not exceeding 10% of such fund's assets.

         "Quarterly Statement" has the meaning set forth in Section 3.9(b) hereof.

         "Reinsurance Agreement" has the meaning set forth in Section 5.11 hereof.

         "Reserve Liabilities" has the meaning set forth in Section 3.10 hereof.

         "SAP" means the statutory accounting practices prescribed or permitted by the Michigan Insurance Bureau, consistently applied throughout the specified period.

         "SAP Statements" has the meaning set forth in Section 3.9(b) hereof.

         "Seller" has the meaning set forth in the recitals hereof.

         "Stock" means 200,000 shares of common stock, par value $12.50 per share, of the Company.

         "Subject Losses" has the meaning set forth in Section 10.2 hereof.

         "Taxes" means all federal, state, local, or foreign income, franchise, sales, property, premium, payroll, excise, Phase III or other taxes, fees, charges or similar assessments imposed by any Governmental Authority, other than those relating to insurance guaranty fund or other assessments imposed by insurance regulatory authorities, and any interest or penalties thereon.

         "Tax Returns" shall mean all reports and returns required to be filed with respect to the Taxes of the Company including, without limitation, consolidated federal income tax returns of the Seller.

         "Third Party Vendors" shall mean those vendors who provide services to the Company in connection with the Company's Business whose names appear on Schedule 1.1(c) hereto.

         "Unaudited Financial Statements" has the meaning set forth in
Section 3.8(b) hereof.

         "Use of Names Agreement" has the meaning set forth in Section 5.13 hereof.

         Section 1.2     Other Terms.     Other terms may be defined

elsewhere in the text of this Agreement and, unless otherwise indicated,

shall have such meaning throughout this Agreement.

         Section 1.3     Other Definitional Provisions.

                 (a)  The words "herein", "hereof", "hereto" and

"hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                (b)  The terms defined in the singular shall have a

comparable meaning when used in the plural, and vice versa.



                               ARTICLE TWO

                   PURCHASE PRICE OF THE STOCK; CLOSING

         Section 2.1   Purchase Price.    Subject to all of the terms and

conditions of this Agreement, at the Closing Seller shall sell the Stock to

Buyer and Buyer shall purchase the Stock from Seller.  The purchase price of the Stock shall be an amount equal to $172.5 million (one hundred and seventy two million five hundred thousand dollars) (the "Purchase Price").

         Section 2.2     Closing.    The closing of the sale and purchase

of the Stock (herein called the "Closing") shall take place at the offices of  Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 at

10:00 a.m., local time on the third Business Day following the satisfaction or waiver of all the conditions precedent set forth in Sections 8.3, 8.5,

8.6, 8.7, 9.5, 9.6 and 9.7 hereof (provided that the other conditions set forth in Articles Eight and Nine have also been satisfied or waived as of such date and time), or at such other location, time or date as may be agreed to in writing by Seller and Buyer (such time and date of the Closing being herein called the "Closing Date").  At the Closing, Buyer shall pay to Seller the Purchase Price, in immediately available funds by wire transfer to such account or accounts of Seller as Seller shall have designated to Buyer not less than three Business Days prior to the Closing

Date.  At the Closing, Seller shall deliver to Buyer certificates representing the Stock, duly endorsed in blank for transfer or accompanied by duly executed blank stock powers together with all necessary stock transfer stamps affixed thereto and such other instruments as shall reasonably be required by Buyer to transfer to Buyer all right, title and interest in the Stock, free and clear of any Encumbrances, except for such

Encumbrances as may be created by, or arise due to the nature, status or affairs of, Buyer.  At the Closing, each party shall deliver executed counterparts of each Ancillary Agreement to which it is a party, to the extent not already delivered.


                               ARTICLE THREE

                  REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Buyer as follows:

         Section 3.1     Due Incorporation of Seller.    Seller is a

corporation duly organized, validly existing and in good standing under the laws of the State of Michigan.

         Section 3.2     Due Authorization of Seller; Binding Obligation.

Seller has full corporate power and authority to execute and deliver this

Agreement (and the Ancillary Agreements to which it is a party) and to perform its obligations hereunder and thereunder, and the execution,

delivery and performance of this Agreement (and the Ancillary Agreements to which it is a party) by Seller has been duly authorized by all necessary corporate action on the part of Seller.  This Agreement has been, and the

Ancillary Agreements to which Seller is a party will, when delivered, be,

duly executed and delivered by Seller and this Agreement is and such

Ancillary Agreements will, when delivered, be the legal, valid and binding obligations of Seller enforceable in accordance with their respective terms, subject to the qualification, however, that enforcement of the rights and remedies created hereby and thereby is subject to bankruptcy,

insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles.

         Section 3.3     Non-Contravention.    The execution, delivery and

performance of this Agreement (and the Ancillary Agreements to which it is a party) by Seller and the consummation of the transactions contemplated hereby and thereby do not and will not contravene the articles or certificate of incorporation or bylaws or other charter or organizational documents of either of the Seller or the Company or (subject to receipt of the relevant approvals and other matters addressed in Section 3.4 hereof)

violate any Applicable Law, and, except as set forth in Schedule 3.3 hereto, do not and will not conflict with or result in a breach of or default under, or result in or permit the creation of any Encumbrance upon the Stock or any of the assets or properties of the Company pursuant to,

any Contract, judgment, decree, order or ruling to which Seller or the

Company is a party or by which either of them or their respective assets or properties is bound or affected.

         Section 3.4     Government Approvals, Consents and Filings.

No approval, authorization, consent, order, filing, registration or notification is required to be obtained by Seller or the Company from, or made or given by Seller or the Company to, any Governmental Authority or

any other Person in connection with the execution, delivery and performance of this Agreement (and the Ancillary Agreements to which the Seller or the

Company, as the case may be, is a party) by Seller, except for such approvals, authorizations, consents, orders, filings, registrations or notifications as are set forth on Schedule 3.4 hereto.

         Section 3.5     Title to Stock.     Seller is the owner of the

Stock, beneficially and of record, free and clear of any Encumbrances and upon delivery of the certificate or certificates for the Stock at the

Closing, Buyer will acquire good and valid title to the Stock, free and clear of any Encumbrances except for such Encumbrances as may be created by, or arise due to the nature, status or affairs of, Buyer.

         Section 3.6     Due Incorporation of the Company; Capitalization.

The Company is a corporation duly organized, validly existing and in good standing as a domestic insurance company under the laws of the State of

Michigan, with full corporate power and authority to own and operate its business and properties and to carry on its business as presently conducted by it.  The Company's authorized capital stock consists solely of 200,000 shares of common stock, par value $12.50 per share, all of which are issued and outstanding.  Such issued and outstanding shares are validly issued,

fully paid and nonassessable.  Except for rights created pursuant to this

Agreement, there are no outstanding options, warrants or other rights to acquire, or any outstanding securities or obligations convertible into or exchangeable for, any shares of capital stock of the Company.  Other than the transactions contemplated by this Agreement and the Ancillary

Agreements, there are no outstanding Contracts or obligations to restructure or recapitalize the Company.  The Company has no subsidiaries and does not control, directly or indirectly, any other Person.  The

Company is not a party to any joint venture or partnership arrangement and does not own or control any interest in any other Person except in connection with the Company's portfolio investments.

         Section 3.7     Qualifications.    The Company is (i) licensed to

write those lines of insurance in the respective jurisdictions as are in each case indicated in Schedule 3.7 hereto and (ii) qualified or otherwise authorized to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or held under lease or license or the Company's Business or the Non-Annuity

Business requires such qualification or authorization, except where the failure so to qualify or be authorized, individually or in the aggregate,

is not reasonably likely to have a Company Material Adverse Effect.  The foregoing licenses, qualifications and authorizations are sufficient in all material respects for the conduct of the Company's Business and the Non-

Annuity Business, in each case as presently conducted.

         Section 3.8     GAAP Financial Statements.    (a)  Audited

Financial Statements.  Seller has previously furnished to Buyer true and complete copies of the balance sheets for the Company at December 31, 1992,

1993 and 1994 and the related income statements for the periods then ended

(the "Audited Financial Statements").  All of the Audited Financial

Statements have been examined by the Company's auditors, whose reports thereon are included with the Audited Financial Statements.  All the

Audited Financial Statements have been prepared in conformity with GAAP applied on a consistent basis (except for changes, if any, disclosed therein).  The Audited Financial Statements present fairly in all material respects the results of operations and cash flows of the Company for the respective periods covered and the financial condition of the Company as of their respective dates.

                 (b)  Unaudited Financial Statements.    Seller has

previously furnished to Buyer true and complete copies of the balance sheets for the Company at March 31, 1995 and June 30, 1995 and the related income statements for the periods then ended (the "Unaudited Financial

Statements"; the Audited Financial Statements and the Unaudited Financial

Statements are referred to collectively as the "Financial Statements").

All the Unaudited Financial Statements have been prepared in conformity with GAAP applied on a consistent basis (except for changes, if any,

disclosed therein), subject to normal year-end adjustments.  The Unaudited

Financial Statements present fairly in all material respects the results of operations of the Company for the respective periods covered and the financial condition of the Company as of their respective dates.

         Section 3.9     Statutory Statements.    (a)  Seller has

previously furnished to Buyer true and complete copies of the Annual

Statements of the Company for the years ended December 31, 1992, 1993 and

1994, together with the exhibits, schedules and notes thereto and any affirmations and certifications filed therewith, as filed with the

Michigan Insurance Bureau (each, an "Annual Statement").  Except as specified therein or in Schedule 3.9, 3.10 or 3.11, each Annual Statement complied in all material respects with all Applicable Laws when so filed,

and no material deficiencies have been asserted by any Governmental

Authority or are otherwise known by Seller with respect thereto.  Except as specified therein or, with respect to the 1994 Annual Statement, as set forth in Schedule 3.9 hereto, each Annual Statement was prepared in accordance with SAP, applied on a consistent basis, and presents fairly in all material respects the statutory financial condition of the Company as of, and the statutory results of its operations and changes in capital and surplus and cash flow for the year ended, December 31, 1992, 1993 or 1994,

as appropriate.

                 (b)  Seller has previously furnished to Buyer true and

complete copies of the Quarterly Statements of the Company for the three months ended March 31, 1995 and June 30, 1995, respectively, together with the exhibits, schedules and notes thereto and any affirmations and certifications filed therewith, as filed with the Michigan Insurance Bureau

(each a "Quarterly Statement"; the Annual Statements together with the

Quarterly Statements are referred to collectively as the "SAP Statements").

Except as specified therein or in Schedule 3.9, 3.10 or 3.11, each

Quarterly Statement complied in all material respects with all Applicable

Laws when so filed, and no material deficiencies have been asserted by any

Governmental Authority or are otherwise known by Seller with respect thereto.  Except as specified therein or as set forth in Schedule 3.9 hereto, each Quarterly Statement was prepared in accordance with SAP,

applied on a consistent basis, and presents fairly in all material respects the statutory financial condition of the Company as of the end of the period to which it relates and the statutory results of its operations and changes in capital and surplus and cash flow for the period then ended.

                 (c)  Schedule 3.9(c) hereto sets forth pro forma financial information presenting the pro forma effect, on a GAAP, SAP and tax basis,

of the transfer of the Company's Non-Annuity Business as contemplated by

Section 5.11 hereof, in each case as if such transfer had occurred at June

30, 1995.  Such pro forma financial information was prepared in good faith by the Company on the basis of the relevant June 30, 1995 Unaudited

Financial Statements and Quarterly Statements, as applicable, and to the best of the Company's knowledge is based on reasonable assumptions regarding, and gives appropriate effect at June 30, 1995 to, the transactions described in Section 5.11 and Annex 5.11 hereof.

         Section 3.10    Reserves.    Except as set forth in Schedule 3.10

hereto, all reserves with respect to In-Force Annuity Contracts as established or reflected, and all other provisions made for policy and contract claims with respect to In-Force Annuity Contracts (collectively,

"Reserve Liabilities"), in the respective SAP Statements were determined in accordance with SAP and generally recognized actuarial methods and standards, consistently applied, were fairly stated in accordance with sound actuarial principles, using prescribed morbidity and mortality tables and interest rates that are in accordance with the nature of the benefits specified in the related In-Force Annuity Contracts of the Company, and such Reserve Liabilities and other provisions met the applicable requirements of the insurance laws and regulations of the State of

Michigan.  Without limitation of the foregoing sentence, to the Seller's and the Company's knowledge adequate provision for all Reserve Liabilities has been made to cover the total amount of all reasonably anticipated matured and unmatured benefits, claims and other liabilities under all In-

Force Annuity Contracts.  The Company owns assets that qualify as legal reserve assets under Applicable Laws in an amount at least equal to all such Reserve Liabilities.  Except as described in Schedule 3.10, all reserves and accrued liabilities for estimated losses, settlements, costs and expenses from pending suits, actions and proceedings included in the

Company's most recent SAP Statement were determined in accordance with

Statement of Financial Accounting Standards No. 5 issued by the Financial

Accounting Standards Board.

         Section 3.11    No Undisclosed Liabilities.    There were no

liabilities of the Company as of June 30, 1995 that are of a type required to be disclosed on a balance sheet (or in the notes related thereto)

prepared in accordance with GAAP or SAP, except (a) policyholder benefits payable in the ordinary course of business and consistent with past practice, (b) as disclosed in Schedule 3.11 attached hereto or (c) as reflected in the Financial Statements or SAP Statements.  Since June 30,

1995, the Company has not incurred and is not subject to any liabilities of any kind or nature, absolute, contingent, accrued or otherwise, except (a)

policyholder benefits payable, or other liabilities incurred, in the ordinary course of business and consistent with past practice, or (b) as disclosed in Schedule 3.11 attached hereto.

         Section 3.12    Taxes.    Except as set forth in Schedule 3.12

hereto:

                 (a) (i) all Tax Returns with respect to Taxes that are

required to be filed by or with respect to the Company on or before the

Closing Date have been or will be duly filed on or before the Closing Date,

and all such Tax Returns are or will be true and complete in all material respects, (ii) all Taxes due from or in respect of the Company for the periods covered by the Tax Returns referred to in clause (i) have been or will be paid in full on or before the Closing Date and the Company has made or will make all payments of estimated Taxes required to be made on or before the Closing Date, (iii) all deficiencies asserted or assessments made on or before the Closing Date as a result of examinations by federal,

state, material local or foreign taxing authorities have been or will be paid in full on or before the Closing Date and (iv) no issues that have been raised by the United States Internal Revenue Service or any other taxing authority in connection with the examination of any of the returns or reports referred to in clause (i) are currently pending.

                 (b)  Seller has previously delivered to Buyer copies,

which are true and complete in all material respects, of (i) the most recent Internal Revenue Service Revenue Agent Reports and any equivalent state reports relating to the federal income and state income or premium

Taxes due from the Company and (ii) any federal income and state income or premium Tax Returns, for the 1992, 1993 and 1994 taxable years, filed by the Company, and Seller has made available to Buyer for inspection true and correct copies of such returns (insofar as such returns relate to the

Company) filed by any affiliated, combined or consolidated group of which the Company was a member during such years.

                 (c)  With respect to all periods through the most

recently completed fiscal quarter of the Company for which Tax Returns have not yet been filed, or for which Taxes are not yet due or owing, the

Company has made due and sufficient current accruals for such Taxes in accordance with SAP and GAAP, and such current accruals are duly and fully provided for in the Financial Statements and the SAP Statements of the

Company.

                 (d)  As of the Closing Date, the Company will not be a

party to, will not be bound by, and will have no obligation under, any tax sharing contract and, to the knowledge of Seller, the Company does not have any liability for indemnification of third parties with respect to Taxes or liabilities for Taxes as a transferee.

                 (e)  The insurance reserves set forth in the federal

income tax returns filed by or on behalf of the Company have been determined in all material respects in accordance with section 807 or 846 of the Code, as applicable, and will be so determined in the federal income tax return to be filed on behalf of the Company for the period ending on the Closing Date.

         Section 3.13    Employee Matters.    The Company does not have any

employees or former employees, and the individuals who operate the Company and the liabilities with respect thereto will not be transferred with the

Stock.  The Company is not and has never been a party to or otherwise obligated under any collective bargaining agreement.  At Closing, except as set forth in Schedule 3.13, the Company (i) will not be a party to,

obligated under or have any liabilities with respect to any employment,

consulting or agency contract with any Person, including any agent (other than the Company's appointed agents for the sale of Credit Business),

director or stockholder, and (ii) will not maintain, contribute to, or have any liability or obligation with respect to any current or former employee benefit plan as defined in Section 3(3) of the Employee Retirement Income

Security Act of 1974, as amended ("ERISA"), or other employee program,

including, without limitation, any pension, medical, accident, life,

disability, stock or incentive plan, policy or program.

         Section 3.14    Litigation.    Except as set forth in Schedule

3.14 hereto, as of the date hereof (i) the Company is not engaged in, or a party to, or, to the knowledge of Seller, threatened with, any legal action or other proceedings before any Governmental Authority, or, to the knowledge of Seller, the subject of any investigation by any Governmental

Authority, which, individually or in the aggregate, have resulted or are reasonably likely to result in an injunction or similar relief, damages

(including punitive damages) in excess of $100,000 or have a Company

Material Adverse Effect and (ii) there are no outstanding orders, rulings,

decrees, judgments or stipulations by or with any Governmental Authority

(other than through general application) which, individually or in the aggregate, exceed $100,000 or are reasonably likely to have a Company

Material Adverse Effect and (iii) there are no injunctions or similar orders against the Company.

         Section 3.15    Material Contracts.    (a)  Schedule 3.15 hereto

identifies each (i) Contract (other than Contracts of insurance,

reinsurance or coinsurance entered into in the ordinary course of business and other than direct selling agreements) to which the Company is a party or by which any of the Company's assets or properties are bound which is in effect or in force on the date hereof or pursuant to which the Company has any continuing liability or obligation, which provide for future payments

(contingent or otherwise) thereunder to or from the Company of more than

$200,000 per year, individually or, with respect to Contracts relating to the same subject matter and the same counterparty, in the aggregate and

(ii) each direct selling agreement pursuant to which there have been generated total reserves in excess of $10 million as of June 30, 1995.

                 (b)  Schedule 3.15 hereto also identifies each Contract

(other than Contracts of insurance, reinsurance or coinsurance entered into in the ordinary course of business and other than Contracts that shall be terminated or canceled at or prior to the Closing) entered into by the

Company in connection with or related to the Company's Business within the following categories:

                 (i)  all agency or consultation Contracts other than

         Contracts terminable without penalty or other liability (other than liabilities previously accrued thereunder) upon 90 days' or less notice;

                 (ii)  all Contracts with any Person containing any

         provision limiting the ability of the Company to engage in any business or to compete with or to obtain products or services from any Person or, to the knowledge of Seller, limiting the ability of any Person to compete with or to provide products or services to the Company;

                 (iii)  all direct or indirect guarantees of any obligation of the Company, or Contracts for the provision for credit support to the Company with respect to obligations to third parties, by the Seller or any of its Affiliates;

                 (iv)  all Contracts relating to the future disposition or

         acquisition by the Company of any assets of any Person or of any interest in any business enterprise (other than such Contracts entered into in the ordinary course of business and consistent with past practice);

                 (v)  all outstanding proxies, powers of attorney, or

         similar delegations of authority (other than delegations of authority for the service of process pursuant to applicable insurance or corporate laws and other than such proxies, powers of attorney, or similar delegations of authority entered into or made in the ordinary course of business and consistent with past practice); and

                 (vi)  all Contracts for the provision of administrative,

         managerial or other services by or for the Company to or from any other Person.

                 (c)  Each such Contract disclosed or required to be

disclosed on Schedule 3.15 is in full force and effect and is legal, valid and binding on the Company, enforceable in accordance with its terms,

except to the extent that enforcement thereof may be limited by or subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization,

moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles.  Neither the Company nor, to the knowledge of Seller, any other party to such Contract, is in violation or breach of or default under any such Contract in any material respect or, with or without notice or lapse of time or both, would be in violation or breach or default in any material respect under any such

Contract.  There have been delivered or made available to Buyer true and complete copies of all of the Contracts set forth in Schedule 3.15 or in any other Schedule.

         Section 3.16    Regulatory Compliance.    (a)  The Seller, with

respect to its operation of the Company, and the Company are in compliance with all Applicable Laws in all material respects, except as set forth in

Schedules 3.16 and 3.23 hereto, including, but not limited to, holding and maintaining in full force and effect all licenses, permits, approvals,

registrations and other authorizations required to conduct the Company's businesses, operations and affairs, and except for instances of non-compliance that are barred by an applicable statute of limitations.

                 (b)  The Company has made available for inspection by the

Buyer all material registrations, filings or submissions made by the

Company with any Governmental Authority since January 1, 1992, including,

without limitation, each Annual Statement and Quarterly Statement, and any reports of examinations issued by any Governmental Authority since January

1, 1992.  To the best of the knowledge of the Seller, except as set forth in Schedule 3.16 hereto, all such registrations, filings and submissions made by the Company were in material compliance with Applicable Laws when filed.  No material deficiencies have been asserted by any such

Governmental Authorities with respect to such registrations, filings or submissions that have not been satisfied.

                 (c)  Except as set forth in Schedules 3.16 and 3.23, all

forms of Annuity Contracts and endorsements thereto issued by the Company,

and amendments, applications and certificates pertaining thereto have,

where required by Applicable Law, been approved by all applicable

Governmental Authorities or filed with and not objected to by such

Governmental Authorities within the period provided by Applicable Law for objection, and all such forms comply in all material respects with, and have been administered in all material respects in accordance with,

Applicable Law.

         Section 3.17    Certificate of Incorporation and By-Laws; Books

and Records.     (a)  The Seller has heretofore made available to Buyer or

its counsel true and complete copies of the Certificate of Incorporation and By-laws of the Company as in effect on the date hereof.

                 (b)  The minute books of the Company contain a true and

complete record of all actions taken at all meetings and by all written consents in lieu of meetings of the Company's stockholder, Board of

Directors, and each committee thereof.  The stock record books of the

Company reflect accurately all transactions in its capital stock.  The

Books and Records of the Company have been maintained in all material respects in accordance with all Applicable Laws and with good business and bookkeeping practices.

         Section 3.18    Reinsurance and Coinsurance.    Schedule 3.18

sets forth each reinsurance, coinsurance and other similar Contract to which the Company is a party and under which the Company has ceded or reinsured insurance.  Except as specified in Schedule 3.18, all Contracts disclosed or required to be disclosed therein are in full force and effect to the respective dates provided in such treaties and agreements and conform in all material respects to all Applicable Laws.  The Company has heretofore made available to Buyer true, correct and complete copies of each reinsurance or coinsurance agreement listed in Schedule 3.18.  Neither the Company nor, to the knowledge of the Seller, any other party to a reinsurance or coinsurance treaty or agreement to which the Company is a party is in default in any material respect as to any provision thereof.

         Section 3.19    Property.    The Company does not own and has

never owned any real property or any material tangible property (other than investment assets as contemplated by Section 3.21(c) hereof), nor will the

Company own any real property or any material tangible property (other than investment assets as contemplated by Section 3.21(c) hereof) or have any obligation under any lease at Closing.

         Section 3.20    Intellectual Property and Computer Software.

The Company owns, has registered, or has valid rights to use the trademarks, service marks, trade names, patents, copyrights and computer software set forth in Schedule 3.20 hereto (collectively, "Intellectual

Property").  Neither Seller nor the Company has received notice that the

Company is infringing and, to Seller's knowledge the Company is not infringing any trademark, service mark, trade name, patent, copyright,

computer software or any application pending therefor of any Person.

         Section 3.21    Operations of the Company.    (a)  Except as set

forth in Schedule 3.21, since June 30, 1995, the Company has conducted its operations and each action it has taken has been, in the ordinary course consistent with past practice and there has not been, occurred or arisen any change in the business, operations, or condition of the Company that,

individually or in the aggregate, has had or is reasonably likely to have a

Company Material Adverse Effect, other than changes resulting from a change in general economic or market conditions or matters affecting the life insurance or annuity industry generally.  Except as set forth in Schedule

3.21, since such date, neither the Seller with respect to the Company nor the Company has:

                 (i)  changed in any material respect any underwriting,

         actuarial, investment, financial reporting or accounting methods,

         principles or practices (including, without limitation, any changes in depreciation or amortization policies or rates or any changes in any assumptions underlying any method of calculating reserves) other than as required by a change in GAAP, SAP or other

         Applicable Law;

                 (ii)  declared, set aside or paid any dividend or other

         distribution in respect of the Stock;

                (iii)  incurred any damage, destruction, or loss (whether

         or not covered by insurance) affecting any of the assets of the

         Company (other than claims under any Insurance Contracts), which damage, destruction, or loss, individually or in the aggregate,

         has had or is reasonably likely to have a Company Material Adverse

         Effect;

                 (iv)  terminated, amended, or executed any material

         reinsurance, coinsurance or other similar Contract, as ceding or assuming insurer;

                 (v)  created any Encumbrance on or in any of the assets of the Company which Encumbrance relates to liabilities individually or in the aggregate exceeding $100,000;

                 (vi)  prepaid any liabilities (other than pursuant to any

         Annuity Contracts) individually or in the aggregate exceeding

         $100,000;

                 (vii)  amended, terminated, waived, disposed of or

          otherwise failed to preserve any material license, permit or other form of authorization of the Company;

                 (viii)  entered into any transaction or arrangement under

         which the Company paid, loaned or advanced any amount to or in respect of, or sold, transferred, or leased any of its assets or any services to (i) any officer or director of Seller, the Company or of Affiliate of Seller, (ii) any Affiliate of Seller or the

         Company, or (iii) any business or other Person in which Seller,

         the Company, any such officer or director, or any Affiliate of

         Seller or the Company has any material interest; or

                 (ix)  entered into any contract or agreement, written or

         oral, to take any of the actions set forth above.

                 (b)  The investments of the Company reflected in the SAP

Statements comply with all applicable requirements of the insurance law of the State of Michigan.

                 (c)  The Company has, and on the Closing Date will have,

good and valid title, free from all Encumbrances, to all of the bonds,

stocks, and other investments which are carried as assets in the Company's

Books and Records on the date hereof, or on the Closing Date, as the case may be.

         Section 3.22    Finder's Fees; Brokers.    Except as described on

Schedule 3.22 (which shall be the responsibility of Seller), the Seller represents and warrants to the Buyer that there are no claims (or any basis for any claims) for brokerage commissions, finder's fees or like payments in connection with this Agreement or the transactions contemplated hereby resulting from any action taken by Seller or on its behalf.

         Section 3.23    Annuity Contracts Issued by the Company.    Except

as set forth in Schedule 3.23 or 3.23(d):

                 (a)  All In-Force Annuity Contracts are in full force

and effect and are legal, valid and binding on the Company, and enforceable in accordance with their respective terms, except to the extent that enforcement thereof may be limited by or subject to applicable bankruptcy,

insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles.

                 (b)  To the Seller's and the Company's knowledge, all

Annuity Contract benefits paid by the Company and, to the knowledge of

Seller, by any other Person that is a party to or bound by any reinsurance,

coinsurance, or other similar contract with the Company have been paid in accordance with the terms of the Annuity Contracts under which they arose.

                 (c)  No In-Force Annuity Contract issued, reinsured, or

underwritten by the Company entitles the holder thereof or any other Person to receive dividends, distributions, or other benefits based on the revenues or earnings of the Company or any other Person.

                 (d) (i) to the best of the Seller's and the Company's

knowledge, each insurance agent, at the time such agent wrote, sold, or produced Annuity Contracts issued by the Company was duly appointed by the

Company and, to the knowledge of Seller, duly licensed as an insurance agent (for the type of business written, sold, or produced by such insurance agent) in the particular jurisdiction in which such agent wrote,

sold, or produced such business and (ii) to the knowledge of Seller, no such insurance agent violated (or with or without notice or lapse of time or both, would have violated) any term or provision of any Applicable Law or any writ, judgment, decree, injunction, or similar order applicable to the writing, sale, or production of business for the Company, except for violations which have been cured, which have been resolved or settled through agreements with applicable Governmental Authorities or which are barred by an applicable statute of limitations.

                 (e)  The Company has never issued any Annuity Contracts or other products that are subject to Section 403(b) of the Code.

         Section 3.24    Threats of Cancellation.    Except as set forth in

Schedule 3.24, since June 30, 1995 through the date of this Agreement, no policyholder, group of policyholder Affiliates, or Persons writing,

selling, or producing, either directly or through reinsurance assumed,

insurance business that individually or in the aggregate for each such policyholder, group or Person, respectively, accounted for (i) 5% or more of the annual premium or annuity income (as determined in accordance with

SAP) or (ii) 1% of reserves of the Company, in each case at or for the twelve-month period then ended, has terminated or, to the knowledge of

Seller, threatened to terminate its relationship with the Company.

         Section 3.25    Operations Insurance.    Schedule 3.25 sets forth

a true and complete list and description of all casualty, liability,

property and other similar insurance contracts that insure the business,

operations, or affairs of the Company or affect or relate to the ownership,

use, or operations of any of the Company's assets and (a) that have been issued to the Company (including without limitation the names and addresses of the insurers and the expiration dates thereof, and coverage thereof) or

(b) that are held by Seller or by any Affiliate of Seller (other than the

Company) for the benefit of the Company.  All such insurance is in full force and effect and, to the knowledge of Seller, is with financially sound and reputable insurers.  There have been no claims by the Company pending under such policies as to which coverage has been denied or disputed by the underwriters of such policies.  All premiums required to be paid thereunder have been paid and no notice of cancellation or termination has been received with respect to any such policy.  All coverage under such insurance contracts with respect to the Company shall be terminated effective as of the Closing Date.

         Section 3.26    Intercompany Liabilities.    Except as reflected

in the Financial Statements, or disclosed in Schedule 3.26, there are no liabilities, contracts or commitments between the Company on the one hand,

and Seller or any Affiliate of Seller, on the other.

         Section 3.27    Bank Accounts.    Schedule 3.27 sets forth (a) a

true and complete list of the names and locations of all banks, trust companies, securities brokers, and other financial institutions at which the Company has an account or safe deposit box or maintains a banking,

custodial, trading, or other similar relationship and (b) a true and complete list and description of each such account, box, and relationship,

indicating in each case the account or box number and the names of the respective employees of Seller authorized to transact business with respect thereto.

         Section 3.28    No Other Representations or Warranties.    Except

for the representations and warranties contained in this Article Three or as may be set forth in any Ancillary Agreement or any Closing certificate hereunder, neither Seller, the Company nor any other Person makes any express or implied representation or warranty on behalf of Seller or the

Company, and Seller hereby disclaims any such representation or warranty whether by Seller, the Company or any of the respective Affiliates,

officers, directors, employees, agents or representatives or any other

Person.


                               ARTICLE FOUR

                  REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller as follows:

         Section 4.1     Due Incorporation of Buyer.    Buyer is a

corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own and operate its business and properties and to carry on the business of the Company as such business is now being conducted.

         Section 4.2     Due Authorization of Buyer; Binding Obligation.

Buyer has full corporate power and authority to execute and deliver this

Agreement (and the Ancillary Agreements to which it is a party) and to perform its obligations hereunder and thereunder, and the execution,

delivery and performance of this Agreement (and the Ancillary Agreements to which it is a party) by Buyer have been duly authorized by all necessary corporate action on the part of Buyer.  This Agreement has been, and the

Ancillary Agreements to which Buyer is a party will, when delivered, be,

duly executed and delivered by Buyer and this Agreement is and such

Ancillary Agreements will, when delivered, be the legal, valid and binding obligations of Buyer enforceable in accordance with their respective terms,

subject to the qualification, however, that enforcement of the rights and remedies created hereby and thereby is subject to bankruptcy, insolvency,

application relating to or affecting creditors' rights and to general equity principles.

         Section 4.3     Non-Contravention.    The execution, delivery and

performance of this Agreement (and the Ancillary Agreements to which it is a party) by Buyer and the consummation of the transactions contemplated hereby and thereby do not and will not contravene the articles or certificate of incorporation or bylaws or other charter or organizational documents of Buyer or (subject to receipt of the relevant approvals and other matters addressed in Section 4.4 hereof) violate any Applicable Law and do not and will not conflict with or result in a breach of or default under any  Contract, judgment, decree, order or ruling to which Buyer is a party or by which it or any of its assets or properties is bound or affected.

         Section 4.4     Government Approvals, Consents, and Filings.

No approval, authorization, consent, order, filing, registration or notification is required to be obtained by Buyer from, or made or given by

Buyer to, any Governmental Authority or other Person (A) in connection with the execution, delivery and performance of this Agreement (and the

Ancillary Agreements to which it is a party) by Buyer or (B) to enable the

Company to continue to conduct the Company's Business on and after the

Closing Date in each of the jurisdictions in which the Company is currently authorized, qualified or otherwise permitted to conduct the Company's

Business, except for such approvals, authorizations, orders, filings,

registrations or notifications as are set forth on Schedule 4.4 hereto.

         Section 4.5     Investment Intent.    Buyer is acquiring the Stock

for its own account for investment purposes only and not with a view to, or for sale or resale in connection with, any public distribution thereof or with any present intention of selling, distributing or otherwise disposing of the Stock.

         Section 4.6     Litigation.    Except as set forth in Schedule 4.6

hereto, as of the date hereof (i) Buyer is not engaged in, or a party to,

or to the knowledge of Buyer, threatened with, any legal action or other proceedings before any Governmental Authority, or, to the knowledge of

Buyer, the subject of any investigation, which, individually or in the aggregate, have resulted or are reasonably likely to result in a Buyer

Material Adverse Effect and (ii) there are no outstanding orders, rulings,

fraudulent transfer, reorganization, moratorium and similar laws of general decrees, judgments or stipulations by or with any Governmental Authority

(other than through general application) which, individually or in the aggregate, are reasonably likely to have a Buyer Material Adverse Effect.

         Section 4.7     Financing.    Buyer has or will have, as and when

required, the funds necessary to consummate the transactions contemplated hereby in accordance with the terms hereof.

         Section 4.8     Finder's Fees; Brokers.    Except as described on

Schedule 4.8 (which shall be the responsibility of Buyer), the Buyer represents and warrants to the Seller that there are no claims (or any basis for any claims) for brokerage commissions, finder's fees or like payments in connection with this Agreement or the transactions contemplated hereby resulting from any action taken by Buyer or on its behalf.

         Section 4.9     No Other Representations or Warranties.    Except

for the representations and warranties contained in this Article Four or as may be set forth in any Ancillary Agreement or any Closing certificate hereunder, neither Buyer nor any other Person makes any express or implied representation or warranty on behalf of Buyer, and Buyer hereby disclaims any such representation or warranty whether by Buyer or any of its

Affiliates, officers, directors, employees, agents or representatives or any other Person.


                               ARTICLE FIVE

                     FURTHER AGREEMENTS AND ASSURANCES

         Section 5.1     Regulatory Approvals.    As soon as reasonably

practicable following the execution and delivery of this Agreement, (i)

Seller and Buyer agree to file or cause to be filed, respectively, an acquired person's and acquiring person's notification and report form required by the H-S-R Act with respect to the transactions contemplated by this Agreement and (ii) Buyer agrees to file or cause to be filed with the

Michigan Insurance Bureau a change of control filing as required pursuant to the Michigan Insurance Law.  Buyer and Seller shall use their respective best efforts and shall cooperate with each other as shall be reasonably necessary to obtain as promptly as possible all other necessary approvals,

authorizations and consents of Governmental Authorities (including state insurance authorities) required to be obtained by Buyer, Seller or the

Company, as the case may be, to consummate the transactions contemplated hereby.  Seller and Buyer further agree to use all reasonable efforts to comply promptly with all requests or requirements which Applicable Law or

Governmental Authorities may impose on them with respect to the transactions which are the subject of this Agreement, including but not limited to good faith response, in cooperation with each other, to all requests for information, documentary or otherwise, by any Governmental

Authority (including state insurance authorities) pursuant to the H-S-R

Act, any state insurance law or other Applicable Law.

         Section 5.2     Further Assurances.    Seller and Buyer shall, and

Seller shall cause the Company to, (i) execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions contemplated hereby, including the orderly transition of the businesses, operations and affairs of the Company to Buyer and (ii) use commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions to the Closing as promptly as practicable.

         Section 5.3     Buyer's Access to Records.    (a) Buyer, through

its officers, employees, counsel, accountants and other authorized representatives, shall have reasonable access to and may inspect the Books and Records and may discuss the affairs and accounts of the Company with officers and other employees of the Company and Seller and their counsel,

accountants and other authorized representatives (in the presence of representatives of Seller, at Seller's election).  Buyer shall conduct any inspection or discussion during normal business hours and in a manner that does not interfere with normal business or contravene any Contract to which the Seller or the Company is party.  Buyer shall schedule all inspections and discussions to be held at times and places approved in advance by Peter

Trapp or Carol Rogoff of the Company (or, in their absence, any other officer of the Company), which approval shall not be unreasonably withheld.

From and after the Closing, Seller will give and will cause its Affiliates to give representatives of Buyer reasonable access to all Books and Records of Seller and its Affiliates reasonably requested by Buyer in the preparation of any post-Closing financial statements, reports, or Tax

Returns of the Company or necessary for Buyer to make any required filings or to respond to any audit or inquiry of any Governmental Authority (it being agreed that any withholding of approval to hold discussions with outside counsel with respect to litigation on the basis that such discussions may result in a waiver of a privilege shall be deemed reasonable).

                 (b)  Seller will use reasonable efforts to ensure that

Buyer has access (i) to such books and records of Third Party Vendors as are reasonably related to the provision of services by such Third Party

Vendors to Seller or the Company and (ii) to discuss the affairs and accounts of the Company with the officers and other employees of such Third

Party Vendors, such access to be on substantially the same terms and conditions as the access to the Company set forth in Section 5.3(a) above.

         Section 5.4     Additional Financial Statements.    As soon as

reasonably practicable after they become available, Seller shall cause the

Company to make available to Buyer (i) as and to the extent prepared,

unaudited GAAP income statements of the Company (without footnotes) for all interim quarterly fiscal periods and all monthly periods subsequent to June

30, 1995 and prior to the Closing Date (each an "Interim Financial

Statement") and (ii) Quarterly Statements of the Company for all interim quarterly fiscal periods subsequent to June 30, 1995 and prior to the

Closing Date, together with the exhibits, schedules and notes thereto and any affirmations and certifications filed therewith, as filed with the

Michigan Insurance Bureau (each an "Interim Quarterly Statement").  Each

Interim Financial Statement will conform to the requirements of Section

3.8(b) as if set forth therein.  Each Interim Quarterly Statement will conform to the requirements of Section 3.9(b) as if set forth therein,

except as provided in Schedule 5.4.

         Section 5.5     Confidentiality.    Buyer and Seller agree to be

bound by all of the terms and conditions set forth in the Confidentiality

Agreements as if Evaluation Material (as defined in the Confidentiality

Agreements) additionally includes (subject to the exclusions and limitations contained therein) all information concerning Seller, the

Company, the Company's business or any Third Party Vendor (i) provided to

Buyer by Seller, the Company or any Third Party Vendor and any of their respective officers, directors, employees, agents, advisors,

representatives and Affiliates and (ii) otherwise learned by Buyer in the course of its due diligence investigation of the Company, the Company's business or any Third Party Vendor, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

         Section 5.6     Conduct of Company's Business.    Except as set

forth in Schedule 5.6 attached hereto or as otherwise provided in this

Agreement, Seller agrees to cause the Company, from and after the date hereof until the Closing:

                 (i)  to conduct the Company's business in the ordinary

         course of business and substantially in accordance with present practices and policies;

                 (ii)  to use commercially reasonable efforts to preserve

         the Company's business intact, including, but not limited to, the

         Company's business reputation and customer relationships;

                 (iii)  consistent with efficient and economical

         management, to use commercially reasonable efforts to continue to utilize the services of those individuals who operate the

         Company's business, to the end that they may retain the goodwill of the Company and preserve the business relationships of the

         Company with policyholders and others;

                 (iv)  to use commercially reasonable efforts to maintain

         all material existing permits, licenses and authorizations related to the Company's business;

                 (v)  to use commercially reasonable efforts (excluding the provision of any guaranty, commitment or other undertaking on behalf of Seller or any of its Affiliates (other than the Company)

         extending beyond the Closing Date, in each case other than as contemplated by this Agreement in connection with the transfer of the Non-Annuity Business) to maintain in full force and effect all material Contracts, including, without limitation, all Contracts with Third Party Vendors, related to the Company's business;

                 (vi)  to use commercially reasonable efforts (excluding

         the provision of any guaranty, commitment or other undertaking on behalf of Seller or any of its Affiliates (other than the Company)

         extending beyond the Closing Date, in each case other than as contemplated by this Agreement in connection with the transfer of the Non-Annuity Business) to maintain each rating classification assigned as of the date hereof to the Company by insurance rating agencies;

                 (vii)  to comply in all material respects with all

         Applicable Laws;

                 (viii)  to prepare and file all Tax Returns required to be filed prior to or on the Closing Date and to pay all Taxes indicated on such Tax Returns or otherwise due and payable prior to or on the Closing Date, unless such Taxes are being contested in good faith; and

                 (ix)  to cause all Reserve Liabilities with respect to In-

         Force Annuity Contracts established or reflected in the Books and

         Records of the Company to be (A) established and reflected on a basis consistent with those Reserve Liabilities and reserving methods followed by the Company in the preparation of the June 30,

         1995 SAP Statements, subject to the exceptions described in

         Schedule 3.10 and item 1 of Schedule 3.11, and (B) adequate (under generally accepted actuarial standards consistently applied) to cover the total amount of all reasonably anticipated matured and unmatured benefits, dividends, losses, claims, expenses, and other liabilities of the Company under all In-Force Annuity Contracts pursuant to which the Company has or will have any liability; and

         cause the Company to continue to own assets that qualify as legal reserve assets under all applicable insurance laws in an amount equal to its Reserve Liabilities.

                 Except as set forth on Schedule 5.6 attached hereto or as

otherwise provided in this Agreement, Seller will prevent the Company,

without the approval of Buyer, which shall not be unreasonably withheld,

from and after the date hereof until the Closing, from:

                 (i)  selling, assigning, transferring, mortgaging,

         pledging, leasing, granting or permitting to exist any Encumbrance on or otherwise disposing of any assets which are material to the

         Company's business, taken as a whole, as presently conducted,

         other than with respect to investment and portfolio assets in the ordinary course of business;

                 (ii)  increasing the rates of compensation (including

         bonuses) payable or to become payable to any officer, employee,

         agent, independent contractor or consultant of the Company;

                 (iii)  entering into any new, or amending any existing,

         employment, severance or consulting Contracts or altering its employment practices or the terms and conditions of employment;

                 (iv)  except in the ordinary course of business, incurring any obligation, liability or indebtedness, incurring any

         extraordinary losses, or disposing of, canceling, waiving or permitting to lapse any rights of material value;

                 (v)  changing in any material respect its accounting

         methods, principles or practices (including, without limitation,

         any changes in depreciation or amortization policies or rates or any changes in any assumptions underlying any method of

         calculating reserves) other than as required by a change in GAAP,

         SAP or other Applicable Law;

                 (vi)  entering into or amending or terminating any

         transaction or Contract that could reasonably be expected to have a Company Material Adverse Effect;

                 (vii)  splitting, combining, redeeming, repurchasing or

         reclassifying the capital stock of the Company or declaring,

         setting aside, making or paying any dividend or other distribution in respect of the capital stock of the Company;

                 (viii)  issuing or selling (or agreeing to issue or sell)

         any note, debenture, stock, or other security or any options,

         warrants, conversion or other rights to purchase any such

         securities or any securities convertible into or exchangeable for such securities, or granting, or agreeing to grant, any such options;

                 (ix)  amending the certificate of incorporation or by-laws or other charter or organizational documents of the Company;

                 (x)  except in the ordinary course of business,

         terminating, amending, or executing any material reinsurance,

         coinsurance or other similar Contract, as ceding or assuming insurer; or

                 (xi)  entering into any Contract to do any of the

         foregoing.

         Section 5.7     Post-Closing Access by Seller.    Buyer shall

cause the Company to cooperate with Seller to make available to Seller all financial, tax and other information (including the Books and Records of the Company) reasonably required by Seller in connection with (i) any audit or other investigation by any taxing authority or any required reports or submissions (including any consolidated financial or statutory reporting obligations of Seller or its Affiliates) to Governmental Authorities with respect to the Company related to periods prior to the Closing Date or (ii)

matters relating to insurance coverage of the Company, third-party litigation, claims, proceedings and investigations.  Buyer shall cause the

Company to preserve such information and the Books and Records for at least ten years after the Closing Date, and thereafter to dispose thereof only after it shall have given Seller 90 days' prior notice of such disposition and the opportunity (at Seller's expense) to remove and retain such information and the Books and Records.  Seller shall treat all information relating to the Buyer or the Company obtained by Seller pursuant to this

Section 5.7 as confidential to the extent that such information would be deemed to be confidential under the terms of the Confidentiality

Agreements.

         Section 5.8     Sales and Transfer Taxes.    Buyer and Seller

shall share equally all sales and use taxes and transfer taxes, if any,

arising from the sale by Seller and the purchase by Buyer of the Stock.

         Section 5.9     Settlement of Intercompany Accounts; Cancellation

of Intercompany Contracts.    Except as otherwise provided in this

Agreement, Seller shall cause all intercompany accounts, including all accounts receivable (whether or not currently due or payable), between the

Company, on the one hand, and the Seller and its Affiliates (other than the

Company), on the other hand, to be settled in full on or prior to the

Closing Date.  Within five Business Days prior to the Closing Date, Seller will deliver to Buyer a schedule of all amounts to be so settled on the

Closing Date.  Except as otherwise provided in this Agreement, Seller shall cause any Contracts between the Company, on the one hand, and Seller and its Affiliates (other than the Company), on the other hand, to be canceled.  Except in the ordinary course consistent with past practice or as otherwise provided in this Agreement, the Company, on the one hand, and

Seller and its Affiliates (other than the Company), on the other hand,

shall not after the date hereof until the Closing Date enter into any material Contracts with each other or engage in any material transactions with each other without the consent of Buyer, which shall not be unreasonably withheld.  Notwithstanding anything in this Section 5.9 to the contrary, the Seller shall not be obligated to cause the Company to (i)

cancel or refrain from entering into any reinsurance, coinsurance or similar Contract pursuant to which the Company has ceded or will cede or has transferred or will transfer liabilities to the Seller or any Affiliate of the Seller in connection with the transfer of the Non-Annuity Business contemplated by Sections 5.11 and 5.12 and Annexes 5.11 and 5.12 hereof,

(ii) settle any intercompany accounts related to any such Contract described in clause (i) above, or (iii) cancel, settle or terminate any interest rate swap agreement between the Company and Ford Motor Credit

Company.

         Section 5.10    Public Announcements.    Buyer and Seller agree

that, except (a) to the minimum extent necessary to comply with the requirements of (i) any Applicable Law or (ii) any listing agreements with securities exchanges or (b) in the case of information provided to or other communications with any agency or organization which rates the financial solvency or claims-paying ability of the Seller or the Company, including,

without limitation, A.M. Best Company, Inc., Duff & Phelps, Standard &

Poor's and Moody's Investors Service, Inc., no press release or similar public announcement or communication shall ever, whether prior to or subsequent to the Closing, be made or caused to be made concerning the execution of this Agreement or the transactions contemplated hereby unless specifically approved in advance by each of Buyer and Seller.

         Section 5.11    Existing Non-Annuity Business.    (a)  Not

withstanding any other provision of this Agreement to the contrary, Seller shall, prior to or concurrent with the Closing, cause the Company to reinsure with (i) Seller, (ii) Vista Life Insurance Company ("Vista"),

(iii) Crown Life Insurance Company (solely with respect to the transfer of

Canadian credit life and disability business) or (iv) a third-party reinsurer approved by Buyer, which approval shall not be unreasonably withheld (any reinsurer described in the preceding clauses (i)-(iv), an

("Approved Reinsurer"), all Non-Annuity Business (in each case as contemplated by Schedule 5.6) and to transfer all related reserves by entering into one or more reinsurance agreements or treaties (each a

"Reinsurance Agreement") in accordance with the terms set forth in Annex

5.11.  No such reinsurance or transfer pursuant to a Reinsurance Agreement shall in any way affect the amount of the Purchase Price.  Seller agrees that, for purposes of clause (iv) of the second preceding sentence, it shall not be unreasonable for Buyer to withhold its approval of any reinsurer that is not equivalent to the Company with respect to insurance ratings and general reputation in the industry.

                 (b)  In connection with the foregoing Section 5.11(a) and

the Non-Annuity Separation (as described in Annex 5.11), Buyer agrees that,

notwithstanding any other provision of this Agreement, the Company shall be obligated to pay over to Seller or any of its Affiliates at or prior to the

Closing Date an amount equal to the product of (w) [1 minus .35] times (x)

[$52,868,786] times (y) [the Commercial Paper Rate on the date on which the

Non-Annuity Separation is completed] times (z) [the number of days from and including the date on which the Non-Annuity Separation is completed

(including without limitation the Company having net Non-Annuity SAP

Surplus (as defined in Annex 5.11) of $52,868,786) to but not including the

Closing Date, divided by 365.

         Section 5.12    Ongoing Non-Annuity Business.    (a)  Buyer shall,

if so requested by Seller, cause the Company after the Closing to (i)(A)

continue to write Credit Business in substantially the same manner and on substantially the same terms (including the use of the "Ford Life" name) as currently employed by the Company (as such terms are set forth in Annex

5.12 hereto) for so long as and in such jurisdictions as may be necessary to transition the direct writing of such business to Union Security Life

Insurance Company ("Union"), and (B) continuously cede all such newly written Credit Business to an Approved Reinsurer, on substantially the same terms as set forth in Annex 5.11, and (ii) (A) continue to write such other

Non-Annuity Business as Seller may from time to time request, in each case in substantially the same manner and on substantially the same terms

(including the use of the "Ford Life" name) as currently employed by the

Company (as such terms are set forth in Annex 5.12 hereto), and (B) to continuously cede all such newly written business as set forth in clause

(a)(i)(B) above.  Seller shall promptly reimburse Buyer for all costs and expenses incurred by the Company or Buyer in connection with this Section.

Seller agrees that Buyer shall be entitled to withhold its consent to any reinsurer on the same basis as set forth in Section 5.11, provided, that for purposes of this Section 5.12 Buyer hereby approves the use of Vista or

Union as reinsurers.

                 (b)  For purposes of this Section 5.12, Seller and Buyer

agree that any obligation of Buyer to continue to write Non-Annuity business using the "Ford Life" name shall cease on the date upon which

Buyer's right to use the "Ford" or "Ford Life" names shall terminate in accordance with the provisions of the Use of Names Agreement.

         Section 5.13    Use of Names Agreement.    Seller and Buyer shall

prior to or concurrent with the Closing enter into an agreement substantially in the form of the Use of Names Agreement attached hereto as

Annex 5.13 (the "Use of Names Agreement") pursuant to which Buyer shall agree not to use the "Ford" or "Ford Life" names or any variations thereof or any other trademarks or trade names of the Company, Seller or any of their Affiliates, except as specifically permitted in the Use of Names

Agreement.

         Section 5.14    Resignations of Officers and Directors.    Seller

will cause the officers and members of the board of directors of the

Company to tender, effective at the Closing, their resignations.

         Section 5.15    Non-Discriminatory Treatment of Company

Policyholders.  Buyer covenants and agrees that from and after the Closing

Date Buyer shall use all commercially reasonable efforts to provide, at all times and from time to time, to the Company's policyholders on the Closing

Date crediting rates and renewal rates and standards of policyholder service and administration which are similar to those provided to other policyholders of Buyer with respect to policies of a similar type and nature (including issue date and surrender charge periods) as the Company's policies.  Buyer further covenants and agrees that (i) it will include a provision substantially similar to this Section 5.15 in any agreement for the sale, transfer or bulk reinsurance of all or substantially all of the

Company's Business, or for the sale of the Company, (ii) it will deliver to

Seller on each of the first four anniversaries of the Closing Date a certificate signed by an appropriate officer of the Buyer to the effect that the obligations of Buyer contained in this Section 5.15 have been satisfied at all times during the then preceding year and (iii) it will provide Seller from time to time with such information as Seller shall reasonably request in support of Buyer's certification that it has satisfied its obligations under this Section 5.15.

         Section 5.16    No Negotiations, Etc.    Except as otherwise

contemplated by this Agreement, Seller will not take, will not permit the

Company or any other Affiliate of Seller to take, and will use commercially reasonable efforts to prevent any other Person acting for or on behalf of any of them, from taking directly or indirectly, any action (a) to seek or encourage any offer or proposal from any Person to acquire any shares of capital stock or any other securities of the Company or any material assets of the Company, (b) to merge, consolidate or combine, or to permit any other Person to merge, consolidate or combine, with the Company, (c) to liquidate, dissolve, or reorganize the Company, (d) to acquire or transfer any assets of the Company or any interests therein, except as contemplated by the terms of this Agreement, (e) to reach any agreement or understanding

(whether or not such agreement or understanding is absolute, revocable,

contingent, or conditional) for, or otherwise to attempt to consummate, any such acquisition, transfer, merger, consolidation, combination, or reorganization, or (f) to furnish to cause to be furnished any information with respect to the Company to any Person (other than Buyer) that Seller or the Company knows is in the process of attempting or considering any such acquisition, transfer, merger, consolidation, combination, liquidation,

dissolution, or reorganization.  If Seller, the Company or any other

Affiliate of Seller receives from any Person (other than Buyer) any offer,

proposal or informational request that is subject to this section, Seller will promptly advise such Person, by written notice, of the terms of this section and will promptly deliver a copy of such notice to Buyer.

         Section 5.17    Non-Solicitation; Non-Churning; Non-Competition.

                 (a) Seller will refrain and will cause its present and

future Affiliates to refrain from causing or attempting to cause or influence (or assisting any other Person in causing or attempting to cause or influence) (i) any policyholder or customer to replace or terminate any annuity Contract issued, reinsured, underwritten, or sold by the Company,

in whole or in part, with products of any other Person at any time, (ii)

other than as contemplated herein in connection with the transfer of the

Non-Annuity Business, any reinsurer to terminate or reduce any reinsurance,

coinsurance, or other similar contract, or sever a relationship, with the

Company at any time, or (iii) other than as contemplated herein in connection with the transfer of the Non-Annuity Business, any agent

(including without limitation any insurance agent), consultant, or other similar representative of the Company to resign or sever or reduce a relationship with the Company at any time.

                 (b)  Seller agrees that, after the Closing, Purchaser and

any Designated Affiliate shall be entitled to protect and preserve the goodwill of the Company's Business to the maximum extent permitted by law.

For these and other reasons and as an inducement to Purchaser to enter into this Agreement, Seller agrees that neither Seller nor any of its present or future subsidiaries engaged in the insurance business shall, directly or indirectly, for its own benefit or as agent for another, for a period of five (5) years after the Closing Date, carry on or participate in the ownership, management or control of any present or future business enterprise engaged primarily or predominantly in the Fixed Annuity

Business, in any county or city in which the Company's business has been carried on and in which Purchaser or any Designated Affiliate conducts a similar business after the Closing Date.  For purposes of the foregoing,

"Fixed Annuity Business" means the marketing, issuance and administration of fixed annuity products similar to the Annuity Contracts, excluding in each case products which are designed to provide a funding mechanism utilized by policyholders to finance the purchase or lease of vehicles.

                 (c)  The provisions of paragraph (b) shall not limit the

right of Seller or any of its present or future subsidiaries engaged in the insurance business to purchase or hold securities of any corporation or other entity that is registered on a national securities exchange or admitted to trading privileges thereon or actively traded in a generally recognized over-the-counter market, provided the aggregate holdings therein of Seller and its insurance subsidiaries do not exceed 10% of the outstanding shares or interests therein.

                 (d)  Seller recognizes and agrees that a breach by Seller

or any of its Affiliates of paragraph (b) above could cause irreparable harm to Buyer, that Buyer's remedies at law in the event of such breach or threatened breach could be inadequate, and that, accordingly, in the event of such breach or threatened breach, Buyer may seek a restraining order or injunction or both against Seller or any such Affiliate, in addition to any other rights and remedies which are available to Buyer.

                 (e)  If the provisions of this Section are more

restrictive, as to duration, geographic limitations or scope, than permitted by the laws of any jurisdiction in which Buyer seeks enforcement hereof, it shall be limited to the extent required to permit enforcement under such laws.  In particular, the parties intend that the covenants contained in this Section 5.17 shall be construed as a series of separate and divisible covenants, one for each county and city in which the

Company's Business has been carried on and in which Buyer conducts a similar business after the Closing Date.  Except for geographic coverage,

each such separate covenant shall be deemed identical in all respects.  If,

in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this Section, then such unenforceable covenant shall be deemed reformed or eliminated for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

         Section 5.18    Investment of Company Cash.    Unless Buyer

directs the Company in writing to invest Company Cash in accordance with the Company's ordinary course practice, from the date hereof to the Closing

Date or until such time as this Agreement is earlier terminated in accordance with the terms of Article Eleven hereof, the Seller shall cause the Company to invest all Company Cash only in Qualifying Investments.



                                ARTICLE SIX

                                TAX MATTERS

         Section 6.1  Allocation; Indemnification.

                 (a)  The Company shall be liable for and shall hold Seller harmless against any liability for Taxes of the Company for the period from and including July 1, 1995 through the Closing Date other than (i) Taxes for such period that are attributable to the Non-Annuity Business, (ii)

Taxes arising as a result of the joint election under Section 338(h) (10)

as provided in Section 6.1(f) hereof or the Company ceasing to be a member of any affiliated or combined group of which the Company is now a member,

and (iii) Taxes that would not have been payable but for Seller's breach of any representation, warranty or covenant contained in this Agreement.  For this purpose, Taxes attributable to the Non-Annuity Business shall be determined as if the Non-Annuity Business were conducted in a separate corporation during such period.

                 (b)  Subject to Section 6.1(a), Seller shall be liable for and shall hold Buyer and the Company harmless against any liability for

Taxes of (i) the Company, for any taxable year or other taxable period that ends on or before the Closing Date and, in the case of any taxable year or other taxable period that includes the Closing Date, that part of the taxable year or other taxable period that ends at the close of the Closing

Date, (ii) any other corporation that was a member of an affiliated group of corporations of which the Company was a member prior to the Closing Date and (iii) Taxes attributable to Seller's breach of any representation,

warranty or covenant contained in this Agreement.  Seller shall be entitled to any refund of Taxes (net of Taxes payable by the Company thereon) of the Company (other than Taxes for which the Company is liable pursuant to Section 6.1(a) which refunds shall be retained by or paid over to the Company) received in respect of any taxable period or portion thereof to which this Section 6.1(b) applies, except to the extent that such refund is reflected as an asset in the June 30, 1995 Quarterly

Statement.  Notwithstanding anything contained in this Agreement to the contrary, all Taxes related to the transfer of the Non-Annuity Business as described in Section 8.3 hereof, or to the Section 338(h)(10) election to be made pursuant to Section 6.1(f) hereof shall be paid by Seller and no payments in respect thereof shall be made directly or indirectly by the

Company prior to or on the Closing Date (whether through estimated tax payments, tax sharing agreements or otherwise).

                 (c)  Buyer shall be liable for and shall hold Seller

harmless against any liability for Taxes of the Company (other than Taxes for which Seller is responsible pursuant to Section 6.1(b)) for any taxable year or other taxable period that begins after the close of the Closing

Date and, in the case of any taxable year or other taxable period that includes the Closing Date, that part of the taxable year or other taxable period that begins after the close of the Closing Date shall be entitled to any refund of Taxes of the Company received for such periods.

                (d)   Whenever it is necessary for purposes of this

Section 6.1 to determine the liability for Taxes of the Company for a taxable year or period that begins on or before and ends after the Closing

Date, the determination shall be made by assuming that the Company had a taxable year which ended at the close of business on the Closing Date,

except that exemptions, allowances or deductions that are calculated on an annual basis (such as the deduction for depreciation) shall be apportioned on a time basis.

                 (e)  Buyer shall promptly (and in any event within 15

Business Days) notify Seller in writing upon receipt by Buyer, any of its affiliates or the Company of notice of any pending or threatened audits or assessments relating to Taxes which may materially affect the Tax liabilities of the Company for which Seller would be required to indemnify

Buyer pursuant to Section 6.1(b); provided, however, that no failure or delay in giving any such notice shall relieve Seller of its obligations except to the extent that Seller is materially prejudiced thereby.  Seller shall have the sole right to represent the Company's interests in any audit or administrative or court proceeding relating to taxable periods ending on or before the Closing Date, and to employ counsel of its choice at its expense; provided that Buyer shall be given notice of, and have the right to monitor all proceedings and to review in advance and comment on all submissions made by Seller in connection therewith.  Notwithstanding the foregoing, Seller shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which would adversely affect the liability for Taxes of the Buyer or the Company for any period after the Closing Date or for the period described in Section

6.1(a) to any extent without the prior written consent of Buyer.  Such consent shall not be unreasonably withheld, and shall not be necessary to the extent that Seller has indemnified the Buyer against the effects of any such settlement.  Seller shall be entitled to participate at its expense in the defense of any claim for Taxes for a year or period ending after the

Closing Date which may be the subject of indemnification by Seller pursuant to Section 6.1(b) and, with the written consent of Buyer, and at its sole expense, may assume the entire defense of such claim.  Neither Buyer nor the Company may agree to settle any claim for Taxes for the portion of the year or period ending on the Closing Date which may be the subject of indemnification by Seller under Section 6.1(b) without the prior written consent of Seller, which consent shall not be unreasonably withheld.

                 (f)  Seller shall make a joint election with the Buyer

under Section 338(h)(10) of the Code with respect to the purchase of the

Stock and under any similar provisions of state law.  Seller represents that its sale of the Stock is eligible for, and the Buyer represents that it is qualified to make, such election.  Seller and the Buyer shall on the

Closing Date exchange completed and executed copies of Internal Revenue

Service Form 8023, required schedules thereto, and any similar state forms.

If any changes are required in these forms as a result of information that is first available after the Closing Date, the parties will promptly agree on such changes.  Seller and the Buyer will negotiate in good faith, and attempt to agree to, an allocation of the Purchase Price among the assets of the Company that are deemed to have been acquired pursuant to Section

338(h)(10) of the Code or state law equivalent.  Seller and the Buyer shall use the asset values determined from such allocation for purposes of all reports and returns with respect to Taxes, including Internal Revenue

Service Form 8594 or any equivalent statement.

         Section 6.2     Returns and Reports.

                 (a)  Seller shall file or cause to be filed when due all

Tax Returns with respect to Taxes that are required to be filed by or with respect to the Company for taxable years or periods ending on or before the

Closing Date and shall pay any Taxes due in respect of such reports or returns.  Unless otherwise required by Applicable Law, any such Tax Return shall be prepared on a basis consistent with past practice and not in a manner calculated to accelerate or defer any income or deductions into any taxable period in order to achieve a result favorable to Seller and detrimental to Buyer as a result of the transactions contemplated by this

Agreement.  Buyer shall be given the opportunity to review any such Tax

Return prior to the filing thereof and Seller shall consult with Buyer in good faith with respect to any issues that Buyer may have regarding such

Tax Return.  Buyer shall have the right to approve (which approval shall not be unreasonably withheld) any such Tax Return to the extent that it relates to Taxes for which the Company is liable pursuant to Section

6.1(a).  Buyer shall file or cause to be filed when due all Tax Returns with respect to Taxes that are required to be filed by or with respect to the Company for taxable years or periods ending after the Closing Date and shall pay any Taxes due in respect of such Tax Returns.

                 (b)  With respect to any such Tax Return that covers a

period beginning before and ending after the Closing Date, a copy of such

Tax Return shall be provided to Seller within 15 days prior to the due date

(including extensions) for the filing thereof, and Seller shall have the right to approve (which approval shall not be unreasonably withheld) such

Tax Return to the extent it relates to the portion of the period ending on the Closing Date.  Seller shall promptly pay to Buyer the amount of Taxes

(other than Taxes for which the Company is liable pursuant to Section

6.1(a)) attributable to such period (as determined pursuant to Section

6.1(d) above) at the time such Tax Return is filed.

                 (c)  With respect to the taxable year of the Company

ending December 31, 1995 and any subsequent taxable year of the Company ending on or prior to the Closing Date, Buyer shall promptly cause the

Company to prepare and provide to Seller a package of tax information materials (the "Tax Package"), which shall be completed in accordance with past practice including past practice as to providing the information,

schedules and work papers and as to the method of computation of separate taxable income or other relevant measure of income of the Company.

                 (d)  Nothing in this Section 6.2 shall reduce Seller's

obligations under Section 6.1(b).

         Section 6.3     Cooperation; Access to Records.

         After the Closing Date, each of Seller and Buyer shall:

         (i)  assist (and cause their respective affiliates to assist) the other party in preparing any Tax Returns or reports which such other party is responsible for preparing and filing in accordance with Section 6.2;

         (ii)  cooperate fully in preparing for and conducting any audits of, or disputes with taxing authorities regarding, any Tax Returns of the

Company;

         (iii)  in accordance with current practices of the Company or with respect to the Company and the provisions of Section 5.7 hereof, retain such records, documents, accounting data and other information as are necessary for the preparation or filing of Tax Returns with respect to

Taxes of the Company or with respect to the Company;

         (iv)  make available to the other party and to any taxing

authority as reasonably requested all records, documents, accounting data and other information relating to Taxes of the Company;

         (v)  furnish the other party with copies of all correspondence received from any taxing authority in connection with any tax audit or information request with respect to any such taxable period for which the other party may have a liability under Section 6.1; and

         (vi)  execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Article Six.

         Section 6.4     Disputes.

         If Seller and Buyer cannot agree on any calculation required to be made under Section 6.1(a), 6.1.(b), 6.1(d), or Section 6.2(b) with respect to any taxable year of the Company ending on or prior to the Closing Date,

such calculation shall be made by an independent public accounting firm of national standing selected by Seller and reasonably acceptable to Buyer.

The decision of such firm shall be final and binding, and the fees and expenses charged or incurred by it in connection with such calculation shall be shared equally by Seller and Buyer.


                               ARTICLE SEVEN

                              EMPLOYEE MATTERS

         Section 7.1     Employment Following Closing.

                 (a)  Buyer shall have no liability for, and Seller will

indemnify and hold Buyer harmless with respect to, any claims by any present or former employees of Ford Motor Credit Company ("Ford Credit") or any of its Affiliates or other individuals who operate the Company's

Business in connection with any action arising in connection with the

Seller's sale of the Stock to Buyer or the conduct of the Company's

Business prior to the Closing Date.

                 (b)   Employee Benefits and Arrangements.  The Buyer and

the Company shall have the right to offer employment to any of the employees of Ford Credit and its Affiliates who operate the Company's

Business.  Any such individuals who accept employment with the Buyer or

Company ("Qualified Beneficiaries") shall be entitled to participate in any current or future employee benefit plans, programs and arrangements maintained by Buyer ("Buyer Plans"), subject to the terms and conditions of such Buyer Plans; provided however, that (i) to the extent that eligibility to participate in a Buyer Plan is conditioned on length of service with

Buyer (or any other employer), such Buyer Plan shall recognize the service of any Qualified Beneficiary with Ford Credit or any of its Affiliates,

(ii) a Qualified Beneficiary who, at the time of the Closing, participates in a group health or life insurance plan maintained by the Seller shall (A)

not be prohibited from participating in and receiving benefits under any

Buyer Plan as a result of any preexisting conditions and (B) shall be entitled to receive (under the Buyer Plans or from the Buyer) benefits payments for any medical conditions that exist and are covered (as of the

Closing) under any medical plan maintained by the Seller and (iii) the

Buyer shall assume each termination and severance agreement that (A) is set forth on Schedule 7.1 and (B) covers a Qualified Beneficiary.


                               ARTICLE EIGHT

                     CONDITIONS TO OBLIGATIONS OF BUYER

         The obligations of Buyer hereunder are subject to the

satisfaction, or waiver in writing by Buyer, on or prior to the Closing

Date, of the following conditions:

         Section 8.1     Accuracy of Representations and Warranties.

The representations and warranties of Seller set forth in Article Three hereof (excluding those set forth in Section 3.24) shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except that any such representations and warranties that are given as of a specified date and relate solely to a specified date or period shall be true and correct only as of such date or period, and except to the extent any breach thereof, individually or when aggregated with all such breaches,

has not and would not reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or the ability of the Seller to perform its obligations under this Agreement, or have a

Company Material Adverse Effect.  Seller shall have delivered to Buyer at the Closing a certificate, to the effect that the representations and warranties of Seller set forth in Article Three hereof (excluding those set forth in Section 3.24) are true and correct on the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except that any such representations and warranties that are given as of a specified date and relate solely to a specified date or period shall be true and correct only as of such date or period, dated the Closing Date and signed by the Chairman, Vice Chairman, President or any duly authorized Vice President of Seller.

         Section 8.2     Performance of Covenants.    Each and all of the

covenants and agreements of Seller to be performed or complied with prior to or on the Closing Date shall have been duly performed or complied with by Seller in all material respects, and Seller shall have delivered to

Buyer a certificate to the foregoing effect, dated the Closing Date and signed by the Chairman, Vice Chairman, President or any duly authorized

Vice President of Seller.

         Section 8.3     Transfer of Non-Annuity Business. The Non-Annuity

Business of the Company shall have been transferred as contemplated by

Section 5.11 hereof.

         Section 8.4     No Pending Litigation.  There shall not be

pending, instituted or, to the knowledge of Buyer or Seller, threatened,

any litigation, investigation or proceeding against Buyer or Seller which seeks to impose, individually or in the aggregate, substantial damages in connection with, or to restrain, materially modify or invalidate the transactions contemplated by this Agreement and no preliminary or permanent injunction or order that would prohibit, materially modify or restrain such transactions shall be in effect.

         Section 8.5     H-S-R Act.    The waiting period under the H-S-R

Act shall have expired or have been earlier terminated.

         Section 8.6     Governmental Authorities Approvals.  The change of

control of the Company contemplated hereby shall have been approved by all relevant Governmental Authorities, in each case without the material abrogation or diminution of the authority or license of the Company or the imposition of material restrictions upon or conditions to the transactions contemplated hereby or on Buyer, including but not limited to the

Commissioner of Insurance of the State of Michigan, which approvals shall be in full force and effect.

         Section 8.7     Third Party Consents.  There shall have been

obtained all material permits, waivers, consents and approvals from every

Person that are required in connection with the performance by Seller of its obligations under this Agreement, to permit Buyer to acquire the Stock pursuant to this Agreement and to preserve the rights, benefits and privileges of the Company in its assets.

         Section 8.8     Adequacy of Reserves.    The aggregate amount of

Reserve Liabilities as of the Closing Date shall not be less than the specified percentages set forth below of the aggregate amount of Reserve

Liabilities shown on the Company's unaudited balance sheet, as of June 30,

1995 ($2,968,840,999.00), (in each case prepared in accordance with GAAP and calculated on a consistent basis), and Seller's Vice President -

Controller shall have delivered to Buyer a certificate confirming the foregoing:

         Closing Date                                         Percentage
            On or before December 31, 1995                       99.0%
            January 1 to January 31, 1996                        98.5%
            On or after February 1, 1996                         98.0%

         Section 8.9     Stock Certificates.    Seller shall have tendered

to Buyer the certificate or certificates representing the Stock, duly endorsed in blank, or accompanied by appropriate stock powers, in proper form for transfer.

         Section 8.10    Opinion of Counsel.  Seller shall have delivered

to Buyer opinions dated the Closing Date of (i) J.D. Bringard, Esq., Vice

President and General Counsel of the Company and Vista, in form and sub-

stance reasonably satisfactory to Buyer and its counsel, to the effect that:

                 (a)  each of the Company and Vista is a corporation duly

organized, validly existing and in good standing under the laws of the state of Michigan;

                 (b)  the Company's authorized capital stock consists

solely of 200,000 shares of Common Stock, par value $12.50 per share, all of which are issued and outstanding, and such issued and outstanding shares are duly authorized, validly issued, fully paid and nonassessable;

                 (c)  each of the Company and Vista has full corporate

power and authority to execute and deliver the Reinsurance Agreements and the Service Agreement and to perform its respective obligations thereunder,

and the execution, delivery and performance by Company and Vista of the

Reinsurance Agreements and the Service Agreement have been duly authorized by all necessary corporate action on the part of the Company and Vista,

respectively;

                 (d)  the Reinsurance Agreements and the Service Agreement

have been duly executed and delivered by each of the Company and Vista and each of the Reinsurance Agreements and the Services Agreement is the valid and binding obligation of each of Company and Vista, in each case enforceable in accordance with its terms, subject to the qualification,

however, that enforcement of the rights and remedies created thereby is, in each case, subject to bankruptcy, insolvency, fraudulent transfer,

reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles; and

                 (e)  the execution, delivery and performance of the

Reinsurance Agreements and the Service Agreement by each of the Company and

Vista and the consummation of the transactions contemplated thereby do not and will not contravene the certificate of incorporation or bylaws or other charter or organizational documents of the Company or Vista;

and (ii) J.D. Bringard, Esq., Vice President and General Counsel of the

Seller, in form and substance reasonably satisfactory to Buyer and its counsel, to the effect that:

                 (a)  Seller is a corporation duly organized, validly

existing and in good standing under the laws of the state of Michigan;

                 (b)  Seller has full corporate power and authority to

execute and deliver this Agreement and the Use of Names Agreement and to perform its obligations hereunder and thereunder, and the execution,

delivery and performance by Seller of this Agreement and the Use of Names

Agreement have been duly authorized by all necessary corporate action on the part of Seller;

                 (c)  this Agreement and the Use of Names Agreement have

been duly executed and delivered by Seller and each of this Agreement and the Use of Names Agreement is the valid and binding obligation of the

Seller, in each case enforceable in accordance with its terms, subject to the qualification, however, that enforcement of the rights and remedies created thereby is, in each case, subject to bankruptcy, insolvency,

fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles;

                 (d)  the execution, delivery and performance of this

Agreement and the Use of Names Agreement by Seller and the consummation of the transactions contemplated hereby and thereby do not and will not contravene the articles or certificate of incorporation or bylaws or other charter or organizational documents of Seller;

                 (e)  Seller is the owner of the Stock, free and clear of

any Encumbrances; and

                 (f)  to the best of such counsel's knowledge, there are no actions, suits or proceedings pending or threatened against Seller or the

Company that in the opinion of such counsel question the validity of this

Agreement or the Use of Names Agreement or any action taken or to be taken by Seller or the Company pursuant to or in connection with the transactions contemplated by this Agreement or the Use of Names Agreement;

and (iii) J.D. Bringard, Esq., General Counsel of the guarantor, in form and substance reasonably satisfactory to Buyer and its counsel, to the effect that:

                 (a) Guarantor is a corporation duly organized validly

existing and in good standing under the laws of the State of Delaware;

                 (b) Guarantor has full corporate power and authority to

execute and deliver the guarantee and to perform its obligations thereunder, and the guarantee has been duly authorized by all necessary corporate action on the part of Guarantor;

                 (c) the guarantee has been duly executed and delivered by

Guarantor;

                 (d) the execution, delivery and performance of the

guarantee do not and will not contravene the articles or certificate of incorporation or bylaws or other charter or organizational documents of guarantor;

and (iv) Sullivan & Cromwell, counsel to the Seller, in form and substance reasonably satisfactory to the Buyer and its counsel, to the effect that:

        assuming this Agreement, the Use of Names Agreement and the guarantee set forth in Annex 8.11 each has been duly authorized,

        executed and delivered, this Agreement and the Use of Names

        Agreement each is the valid and binding obligation of Seller, and such guarantee is the valid and binding obligation of the

        guarantor thereunder, in each case enforceable in accordance with its terms, subject to the qualification, however, that

        enforcement of the rights and remedies created by the Agreement,

        the Use of Name Agreement and such guarantee is in each case subject to bankruptcy, insolvency, fraudulent transfer,

        reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles;

In rendering such opinions, each such counsel may rely upon opinions of other counsel reasonably satisfactory to Buyer and its counsel as to matters of insurance laws and matters other than the federal laws of the

United States and, with respect to J.D. Bringard, Esq., the laws of the

State of Michigan, and with respect to Sullivan & Cromwell, the laws of the

State of New York; provided that any such counsel shall state that it believes both Buyer and it are justified in relying upon such opinions.

         Section 8.11    Guarantee.    The guarantee agreement set

forth as Annex 8.11 hereto shall have been entered into substantially in the form set forth in such Annex.


                               ARTICLE NINE

                CONDITIONS TO OBLIGATIONS OF SELLER

                 The obligations of Seller hereunder are subject to the

satisfaction, or waiver in writing by Seller, on or prior to the Closing

Date, of the following conditions:

         Section 9.1     Accuracy of Representations and Warranties.

The representations and warranties of Buyer set forth in Article Four hereof shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except that any such representations and warranties that are given as of a specified date and relate solely to a specified date or period shall be true and correct only as of such date or period, and except to the extent any breach thereof, individually or when aggregated with all such breaches, has not and would not reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or the ability of the Buyer to perform its obligations under this

Agreement.  Buyer shall have delivered to Seller at the Closing a certificate, to the effect that the representations and warranties of Buyer set forth in Article Four hereof are true and correct on the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except that any such representations and warranties that are given as of a specified date and relate solely to a specified date or period shall be true and correct only as of such date or period, dated the Closing Date and signed by the President or any duly authorized Vice President of Buyer.

         Section 9.2     Performance of Covenants.    Each and all of the

covenants and agreements of Buyer to be performed or complied with prior to or on the Closing Date shall have been duly performed or complied with by

Buyer in all material respects, and Buyer shall have delivered to Seller a certificate to the foregoing effect, dated the Closing Date and signed by the President or any duly authorized Vice President of Buyer, as the case may be.

         Section 9.3     Use of Names Agreement.    Buyer and Seller shall

have executed and delivered the Use of Names Agreement as contemplated by

Section 5.13.

         Section 9.4     No Pending Litigation.    There shall not be

pending, instituted or, to the knowledge of Buyer or Seller, threatened,

any litigation, investigation or proceeding against Buyer or Seller which seeks to impose, individually or in the aggregate, substantial damages in connection with, or to restrain, materially modify or invalidate the transactions contemplated by this Agreement and no preliminary or permanent injunction or order that would prohibit, materially modify or restrain such transactions shall be in effect.

         Section 9.5     H-S-R Act.    The waiting period under the H-S-R

Act shall have expired or have been earlier terminated.

         Section 9.6     Governmental Authorities Approvals.    The change

of control of the Company contemplated hereby shall have been approved by all relevant Governmental Authorities, in each case without the material abrogation or diminution of the authority or license of the Company or the imposition of material restrictions upon or conditions to the transactions contemplated hereby or on Buyer, including but not limited to the

Commissioner of Insurance of the State of Michigan, which approvals shall be in full force and effect.

         Section 9.7     Third Party Consents.    There shall have been

obtained all material permits, waivers, consents and approvals from every

Person that are required in connection with the performance by Seller of its obligations under this Agreement, to permit Buyer to acquire the Stock pursuant to this Agreement and to preserve the rights, benefits and privileges of the Company in its assets.

         Section 9.8     Opinion of Counsel.    Buyer shall have delivered

to Seller opinions dated the Closing Date of (i) Lorin M. Fife, Esq.,

General Counsel of the Buyer in form and substance reasonably satisfactory to Seller and its counsel, to the effect that:

         (i)  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

         (ii)  Buyer has full corporate power and authority to execute and deliver this Agreement and the Use of Names Agreement and to perform its obligations hereunder and thereunder, and the execution, delivery and performance by Buyer of this Agreement and the Use of Names Agreement have been duly authorized by all necessary corporate action on the part of

Buyer;

         (iii)  the execution, delivery and performance of this Agreement and the Use of Names Agreement by Buyer and the consummation of the transactions contemplated hereby and thereby do not and will not contravene the articles or certificate of incorporation or bylaws or other charter or organizational documents of Buyer;

         (iv)  to the best of such counsel's knowledge, there are no actions, suits or proceedings pending or threatened against Buyer that in the opinion of such counsel question the validity of this Agreement or the

Use of Names Agreement or any action taken or to be taken by Buyer pursuant to or in connection with the transactions contemplated by this Agreement or the Use of Names Agreement;

and (ii) O'Melveny & Myers, counsel to the Buyer, in form and substance reasonably satisfactory to the Seller and its counsel, to the effect that:

assuming this Agreement and the Use of Names Agreement each has been duly authorized, executed and delivered, this Agreement and the Use of Names

Agreement have been duly executed and delivered by Buyer and each is the valid and binding obligation of Buyer enforceable in accordance with its terms, subject to the qualification, however, that enforcement of the rights and remedies created by this Agreement and the Use of Names

Agreement is subject to bankruptcy, insolvency, fraudulent transfer,

reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles;

In rendering such opinions, such counsel may rely upon opinions of other counsel reasonably satisfactory to Seller and its counsel as to matters of insurance laws and matters other than the federal laws of the United States and the laws of the State of New York; provided that such counsel shall state that it believes both Seller and it are justified in relying upon such opinions.

         Section 9.9     Funds Transfer.    Buyer shall have delivered

to Seller, and Seller shall have received, the Purchase Price for the Stock pursuant to Article Two above.


                                ARTICLE TEN

                         SURVIVAL; INDEMNIFICATION

         Section 10.1    Survival.    The representations and warranties of

Seller and Buyer set forth herein shall survive the execution and delivery hereof and the Closing hereunder and thereafter 18 months after the Closing

Date; provided, however, that the representations and warranties contained in Sections 3.2, 3.3, 3.5 and 3.12 hereof shall survive for the limitations period provided under Applicable Law.

         Section 10.2  Indemnification by Seller.  Subject to Section 6.1

hereof, Seller hereby agrees to indemnify, defend, save and hold Buyer harmless from and against any and all damage, liability, loss, expense,

assessment, judgment or deficiency of any nature whatsoever (including,

without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action or proceeding) (together, "Losses") incurred or sustained by Buyer which shall arise out of or result from (a) any breach of any representation or warranty of Seller in this Agreement or in the certificate delivered by Seller pursuant to Section 8.1 hereof (unless any such breach relates to matters for which indemnification is provided pursuant to Section 10.2(c) hereof), (b) the failure by Seller to perform any covenant or agreement of Seller in this Agreement, or (c) any liability or obligation of any kind or nature, absolute, contingent, known or unknown, arising from or relating to the ownership or operation of the Non-

Annuity Business, including but not limited to the recapture and transfer thereof contemplated by Sections 5.11 and 5.12 and Annexes 5.11 and 5.12

hereof, whether arising before or after the Closing, after offset by any related insurance proceeds or other recovery on account of such Losses;

provided, however, that, solely with respect to Losses indemnifiable under

Sections 10.2(a) and 10.2(b) above (the "Subject Losses"), Seller shall not be obligated to indemnify, defend, save and hold Buyer harmless from and against any and all Subject Losses in accordance with the foregoing until the aggregate amount of Subject Losses exceeds $2,000,000, at which time

Buyer shall be entitled to indemnification as set forth above for all

Subject Losses in excess of such $2,000,000; provided, further, however,

that the aggregate amount of Subject Losses in respect of which Buyer shall be entitled to indemnification in accordance with this Section 10.2 shall not exceed the Purchase Price.  Notwithstanding the foregoing, no indemnification under this Section 10.2 for any breach of a representation or warranty of Seller or any failure to perform any covenant or agreement of Seller set forth in Article V (other than those set forth in Section

5.2(i), 5.3(a), 5.7, 5.8, 5.11, 5.12 or 5.17 thereof) shall be made unless a claim therefore is made by notice to Seller within the applicable time period specified in Section 10.1 hereof.

         Section 10.3    Indemnification by Buyer.    Subject to Section

6.1 hereof, Sun America Inc. hereby agrees on behalf of itself and its

Designated Affiliate (if any) to indemnify, defend, save and hold Seller harmless from and against any and all Losses incurred or sustained by

Seller which shall arise out of or result from (a) any breach of any representation or warranty of Buyer in this Agreement or in the certificate delivered by Buyer pursuant to Section 9.1 hereof, (b) the failure by Buyer to perform any covenant or agreement of Buyer in this Agreement or (c)

claims against Seller arising after the Closing Date and relating to or arising under the Seller guarantees described in item 7 of Schedule 5.6 hereof, in each case after offset by any related insurance proceeds or other recovery.  Notwithstanding the foregoing, no indemnification under this Section 10.3 shall be made unless a claim therefor is made by notice to Buyer within the applicable time period specified in Section 10.1 hereof.

         Section 10.4  Third-Party Claims.  (a) Within 10 Business Days

after service of notice of any claim or of process by any third person in any matter in respect of which indemnity may be sought from the other party pursuant to this Agreement, the party so served shall notify the indemnifying party of the receipt thereof (a "Claim Notice"); provided,

however, that no failure or delay in giving any such Claim Notice shall relieve the indemnifying party of its obligations except to the extent that it is materially prejudiced thereby.  The indemnifying party shall give notice to the indemnified party within 45 days of receipt of a Claim Notice setting forth whether the indemnifying party disputes its liability with respect to matters covered by such notice and whether the Indemnifying

Party at the sole cost and expense of the indemnifying party, desires to assume the defense of the matters set forth therein.  The indemnified party may take any action it deems necessary to preserve its rights prior to receipt of such response from the indemnifying party but shall not settle or proceed to final judgment with respect to such claim prior to the expiration of such 45-day period.

                 (b)     Defense.  The indemnifying party shall have the

right to direct, through counsel of its own choosing, the defense or settlement of any action or proceeding brought against the indemnified party with respect to which indemnification is sought hereunder; provided,

however, that the indemnifying party shall not settle any matter without obtaining the indemnified party's prior written consent thereto if such settlement does not provide for a full release of the indemnified party on terms satisfactory to it or, regardless of the terms of such settlement, if the indemnified party disputes its liability with respect to the claim, and provided, further, that notwithstanding the foregoing, Seller as indemnifying party with respect to Section 10.2(c) hereof shall at its own cost and expense assume and direct the defense and settlement of any action or proceeding currently pending against or involving the Company relating to the Non-Annuity Business (including, but not limited to, those matters set forth in item B under Schedule 3.14) and any action or proceeding hereafter brought against or involving the Company or Buyer and relating to the Non-Annuity Business with respect to which indemnification is sought pursuant to Section 10.2(c).  The indemnified party may participate in any such defense at its own expense.  If the indemnifying party fails to defend or if after commencing or undertaking any such defense fails to prosecute or withdraws from such defense other than as a result of a settlement, the indemnified party shall have the right to direct, at the indemnifying party's sole cost and expense, through counsel of the indemnified party's own choosing, the defense or settlement of any such action or proceeding.

Notwithstanding the foregoing, if the indemnifying party disputes its liability to the indemnified party and if such dispute is resolved in favor of the indemnifying party by final, nonappealable order of a court of competent jurisdiction, the indemnifying party will not be required to bear the costs and expenses of the indemnified party's defense and the indemnified party shall reimburse the indemnifying party in full for all costs and expenses incurred in connection therewith.

                 (c)     Claims Between the Parties and their Affiliates.

If the indemnified party has a claim against the indemnifying party that does not involve a claim by a third party (an "Inter-Party Claim"), the indemnified party will notify the indemnifying party with reasonable promptness of such claim, specifying the nature, estimated amount and the specific basis of such claim.  The indemnifying party shall respond within

45 days of receipt of such notice of an Inter-Party Claim.  If the indemnifying party fails to so respond the estimated amount of such claim specified by the indemnifying party shall be conclusively deemed a liability of the indemnifying party.

         Section 10.5    After Tax Damages.    With respect to the

indemnification obligations set forth in Section 6.1 and this Article Ten,

Seller and Buyer agree that the amount of any indemnification payment will be adjusted downward by the Tax benefit and upward by the Tax cost to the indemnified party resulting from the receipt of the indemnification payment or the payment of the underlying claim or liability with respect to which such indemnity payment relates.  For this purpose, a Tax cost or Tax benefit (i) shall be taken into account only to the extent that it is actually realized or incurred by the indemnified party or its Affiliates no later than the later of (A) the taxable year following the year in which the indemnification payment is made or (B) the fourth year following the year to which the liability for Taxes or other Loss that is the subject of the indemnification relates, and (ii) shall be computed on the assumption that such party is subject to the maximum federal, state, local, or foreign, as the case may be, corporate tax rate in effect for the relevant year.

         Section 10.6    Exclusive Remedy.    Except as provided in Section

6.1 hereof, the indemnity provided in this Article Ten, as it relates to a breach of a representation or warranty or a failure to perform any covenant or agreement, shall be the exclusive remedy for money damages with respect to matters addressed by such covenant, agreement, representation or warranty.


                               ARTICLE ELEVEN

                          TERMINATION OF AGREEMENT

         Section 11.1    Termination.    This Agreement may be terminated

prior to the Closing as follows:

                 (a)  by mutual written agreement of Seller and Buyer;

                 (b)  at the election of Seller, if any one or more of the

conditions to the obligation of Seller to close contained in Article Nine hereof has not been fulfilled as of the date falling six calendar months after the date of this Agreement;

                 (c)  at the election of Buyer, if any one or more of the

conditions to the obligation of Buyer to close contained in Article Eight hereof has not been fulfilled as of the date falling six calendar months after the date of this Agreement;

                 (d)  at the election of Seller, if Buyer has breached any

material representation, warranty, covenant or agreement contained in this

Agreement; provided, that Seller shall have no termination right hereunder unless such representation, warranty, covenant or agreement shall not have been cured by Buyer by the earlier of (i) the date falling six calendar months after the date of this Agreement and (ii) 30 days after Buyer shall have received notice from Seller that it intends to exercise its right to terminate under this Section 11.1(d);

                 (e)  at the election of Buyer, if Seller has breached any

material representation, warranty, covenant or agreement contained in this

Agreement, provided that Buyer shall have no termination right hereunder unless such representation, warranty, covenant or agreement shall not have been cured by Seller by the earlier of (i) the date falling six calendar months after the date of this Agreement and (ii) 30 days after Seller shall have received notice from Buyer that it intends to exercise its right to terminate under this Section 11.1(e); and

                 (f)  at the election of Seller or Buyer, if any court of

competent jurisdiction shall have issued an order, decree or ruling or taken any other action enjoining or otherwise prohibiting the transactions contemplated under this Agreement and such order, decree, ruling or other action shall have become final and nonappealable.

         Section 11.2    Effect of Termination.    Subject to the

provisions of Section 11.3, if this Agreement is validly terminated pursuant to Section 11.1 hereof, this Agreement will thereupon become null and void, and there will be no liability on the part of the Seller or Buyer

(or any of their respective employees, consultants, or other representatives), except that any such termination shall be without prejudice to any claim which either party may have against the other for breach of this Agreement (or any representation, warranty, covenant, or agreement included herein).

         Section 11.3    Payment to Seller Upon Termination.  If this

Agreement shall be terminated prior to the Closing Date other than pursuant to Section 11.1(e) hereof (the date of any such termination, the

"Termination Date"), Buyer shall pay to the Company no later than ten (10)

Business Days after the Termination Date the Investment Adjustment in immediately available funds by wire transfer to such account or accounts of

Seller as Seller shall have designated in writing to Buyer not less than three Business Days prior to the date of such payment.  For purposes of the foregoing, the "Investment Adjustment" means an amount (not less than zero)

equal to:


                       Dt

                  [SUMMATION   Cd (Ri - Rc)
                    SYMBOL]    ____________
                                   365
                       Da

             Where,

                 Da = the Date of this Agreement;


                 Dt = the Termination Date;


                 Cd = the aggregate amount of Qualifying
                      Investments and Company Cash at the
                      close of business on such date;


                 Ri = the Investment Rate on such date; and


                 Rc = the Commercial Paper Rate on such date.

                              ARTICLE TWELVE

                              MISCELLANEOUS

         Section 12.1    Notices.    Any notice, request, consent, waiver

or other communication required or permitted hereunder shall be effective only if it is in writing and personally delivered, telecopied or sent by certified or registered mail, postage prepaid, addressed as follows:

         If to Seller:

                 The American Road Insurance Company
                 The American Road
                 Dearborn, Michigan  48121

                 Attention: K.J. Coates
                            Vice Chairman
                 Fax:(313) 390-0500

         with a copy to:

                 Sullivan & Cromwell
                 125 Broad Street
                 New York, New York  10004

                 Attention: William D. Torchiana, Esq.
                 Fax: (212) 558-3588

         If to Buyer:

                 SunAmerica Inc.
                 1999 Avenue of the Stars, Suite 3700
                 Los Angeles, California  90067

                 Attention: Jay Wintrob
                 Fax: (310) 772-6604


         with a copy to:

                 SunAmerica Inc.
                 1999 Avenue of the Stars, Suite 3700
                 Los Angeles, California  90067

                 Attention: Lorin M. Fife, Esq.
                 Fax: (310) 772-6574

         and to:

                 O'Melveny & Myers
                 1999 Avenue of the Stars, Suite 700
                 Los Angeles, California  90067

                 Attention: Marc Gamsin, Esq.
                 Fax: (310) 246-6779


or such other person or address as the addressee may have specified in a notice duly given to the sender as provided herein.  Such notice or communication shall be deemed to have been given, if delivered personally as of the date so personally delivered, if delivered by telecopy, when confirmed and if delivered by mail, on the third Business Day after deposited in the United States mail or mailed.


         Section 12.2    Integration; Amendment.    This Agreement

(including the Schedules and Annexes attached hereto) constitutes the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, relating to the subject matter hereof.  The terms of this Agreement cannot be changed, modified, released or discharged orally.

         Section 12.3    Schedules.    A matter disclosed in any schedule

to this Agreement shall be deemed to be disclosed in any other schedule to this Agreement to which such matter could reasonably be expected to be pertinent.  The disclosure of matters in schedules to this Agreement shall expressly not be deemed to constitute an admission by Seller or otherwise imply that such matter is material for the purposes of this Agreement.

         Section 12.4    Waiver.    No delay or failure on the part of any

party in exercising any rights hereunder, and no partial or single exercise thereof, will constitute a waiver of such rights or of any other rights hereunder.

         Section 12.5    No Third-Party Beneficiaries.    Nothing in this

Agreement will be construed as giving any Person, other than the parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

         Section 12.6    APPLICABLE LAW.    THIS AGREEMENT WILL BE

CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF

THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF

LAWS.

         Section 12.7    Headings.    The headings in this Agreement are

included for convenience of reference only and shall not in any way affect the meaning or interpretation of this Agreement.

         Section 12.8    Counterparts.    This Agreement may be executed in

any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         Section 12.9    Effectiveness.    This Agreement shall become

effective only when signed and delivered by Seller and Buyer.

         Section 12.10   Waiver; Requirement of Writing.    This Agreement

cannot be changed or any performance, term or condition waived in whole or in part except by a writing signed by the party against whom enforcement of the change or waiver is sought.  Any term or condition of this Agreement may be waived at any time by the party hereto entitled to the benefit thereof and any such term or condition may be modified at any time by an agreement in writing executed by Seller and Buyer.

         Section 12.11   Expenses.    Subject to the provisions of Section

11.3, each of the parties hereto shall pay, without right of reimbursement from the other party or from the Company, all the costs incurred by it incident to the preparation, execution and delivery of this Agreement or the performance of its obligations hereunder, whether or not the transactions contemplated by this Agreement shall be consummated.  In addition, if the Closing occurs, Seller shall pay all unpaid costs and expenses incurred by the Company in connection with any divestiture

(whether or not consummated) of any of its assets occurring prior to or after the Closing (to the extent contemplated by this Agreement) and all unpaid costs and expenses associated with any efforts by Seller or the

Company to sell the Company or any of their respective assets, including,

but not limited to, any costs and expenses (including any Taxes) associated with the transfer and reinsurance of the Non-Annuity Business.

         Section 12.12   Assignment.    This Agreement shall be binding

upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, but, except as otherwise permitted hereby with respect to Buyer's Designated Affiliate, may not be assigned by either party without the prior written consent of the other party hereto.

         Section 12.13   Severability; Enforcement.    Whenever possible,

each provision of this Agreement will be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this

Agreement is held to be invalid, illegal or unenforceable under any

Applicable Law in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of this Agreement in such jurisdiction or any provision hereof in any other jurisdiction.

                 IN WITNESS WHEREOF, the parties hereto have caused this

Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.


                                  THE AMERICAN ROAD INSURANCE COMPANY



                                  By/s/ Kenneth J. Coates
                                    Name:   Kenneth J. Coates
                                    Title:  Executive Vice President



                                  SUNAMERICA INC.



                                  By/s/ James W. Rowan
                                    Name:   James W. Rowan
                                    Title:  Senior Vice President